================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              CARNIVAL CORPORATION
                                  CARNIVAL PLC
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
 1)  Title of each class of securities to which transaction applies:____________
 2)  Aggregate number of securities to which transaction applies:_______________
 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________
 4)  Proposed maximum aggregate value of transaction:___________________________
 5)  Total fee paid:____________________________________________________________
     [_]  Fee paid previously with preliminary materials.
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
 1)  Amount Previously Paid:____________________________________________________
 2)  Form, Schedule or Registration Statement No.:______________________________
 3)  Filing Party:
 4)  Date Filed:_______________________________________________

================================================================================

                                [GRAPHIC OMITTED]
                      [LOGO - CARNIVAL CORPORATION & PLC]


                                                              February 20, 2007


MICKY ARISON
Chairman of the Boards
Chief Executive Officer

To our Shareholders:

On behalf of the boards of directors of each of Carnival Corporation and Carnival plc, it is my pleasure to invite you to attend our joint annual meetings of shareholders. The annual meetings will be held at The Southampton Guildhall, Southampton, United Kingdom on Monday, April 16, 2007. The meetings will commence at 3:00 p.m. (UK time), and although there are technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa. Because we have shareholders in both the United Kingdom and the United States, we plan to continue to rotate the location of the annual meetings between the United States and the United Kingdom each year in order to accommodate shareholders on both sides of the Atlantic.

We are also offering an audio web cast of the annual meetings. If you choose to listen to the web cast, go to our website at www.carnivalcorp.com or www.carnivalplc.com, shortly before the start of the meetings and follow the instructions provided. We will also be hosting an audio broadcast of the annual meetings at our headquarters located at 3655 N.W. 87th Avenue, Miami, Florida. Although shareholders will not be able to vote in Miami (they must submit a proxy to vote), they will be able to submit questions to the directors in Southampton.

You will find information regarding the matters to be voted on in the attached notices of annual meetings of shareholders and proxy statement. THE CARNIVAL CORPORATION NOTICE OF ANNUAL MEETING BEGINS ON PAGE 1 AND THE CARNIVAL PLC NOTICE OF ANNUAL GENERAL MEETING BEGINS ON PAGE 3. Because of the DLC structure, all voting will take place on a poll (or ballot).

We are also pleased to offer our shareholders the opportunity to electronically receive future proxy statements and annual reports over the internet. By using these services, you are not only accessing these materials more quickly than ever before, but you will also help us reduce printing and postage costs associated with their distribution as well as help preserve the earth's valuable resources.

Your vote is important. Whether or not you plan to attend the annual meetings in person, please submit your vote using one of the voting methods described in the attached materials. Submitting your voting instructions by any of these methods will not affect your right to attend the meetings in person should you so choose.

THE BOARDS OF DIRECTORS  CONSIDER  CARNIVAL  CORPORATION  PROPOSALS  1-9 (BEING
CARNIVAL PLC RESOLUTIONS 1-22) TO BE IN THE BEST INTERESTS OF CARNIVAL CORPORATION & PLC AND THE SHAREHOLDERS AS A WHOLE. ACCORDINGLY, THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU CAST YOUR VOTE "FOR" CARNIVAL CORPORATION PROPOSALS 1-9 (BEING CARNIVAL PLC RESOLUTIONS 1-22).

Thank you for your ongoing support of, and continued interest in, Carnival Corporation & plc.

                                              Sincerely,


                                              /s/ Micky Arison
                                              ---------------------
                                              Micky Arison

                               TABLE OF CONTENTS


NOTICE OF ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS..................1

NOTICE OF ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS..................3

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETINGS....... 8

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION....................13

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC............................16

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................18

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................22

PROPOSAL 1 (RESOLUTIONS 1-14) ELECTION AND RE-ELECTION OF DIRECTORS...........22

PROPOSALS 2 & 3 (RESOLUTIONS 15 & 16).........................................24

RE-APPOINTMENT AND REMUNERATION OF INDEPENDENT AUDITORS FOR CARNIVAL
        PLC AND RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC
        ACCOUNTING FIRM FOR CARNIVAL CORPORATION..............................24

PROPOSAL 4 (RESOLUTION 17) RECEIPT OF ACCOUNTS AND REPORTS OF CARNIVAL PLC....24

PROPOSAL 5 (RESOLUTION 18) APPROVAL OF DIRECTORS' REMUNERATION REPORT.........25

PROPOSALS 6 & 7 (RESOLUTIONS 19 & 20) APPROVAL OF LIMITS ON THE AUTHORITY
        TO ALLOT CARNIVAL PLC SHARES AND THE DISAPPLICATION OF PRE-EMPTION
        RIGHTS FOR CARNIVAL PLC...............................................25

PROPOSAL 8 (RESOLUTION 21)GENERAL AUTHORITY TO BUY BACK CARNIVAL PLC
        ORDINARY SHARES.......................................................26

PROPOSAL 9 (RESOLUTION 22) APPROVAL OF ELECTRONIC COMMUNICATION WITH
        CARNIVAL PLC SHAREHOLDERS.............................................27

BOARD STRUCTURE AND COMMITTEE MEETINGS........................................29

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES..........................32

EXECUTIVE COMPENSATION........................................................34

EQUITY COMPENSATION PLANS.....................................................39

DEFINED BENEFIT AND OTHER PLANS...............................................40

REPORT OF THE COMPENSATION COMMITTEES AND CARNIVAL PLC DIRECTORS'
        REMUNERATION REPORT - PART I..........................................42

STOCK PERFORMANCE GRAPHS......................................................54

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM.......................56

REPORT OF THE AUDIT COMMITTEES................................................57

TRANSACTIONS OF MANAGEMENT AND DIRECTORS......................................58


Annex A    Carnival plc Directors' Report and Summary Financial Information
Annex B    Carnival plc Directors' Remuneration Report - Part II
Annex C    Carnival plc Corporate Governance Report

                               [GRAPHIC OMITTED]
                          [LOGO CARNIVAL CORPORATION]

                             3655 N.W. 87TH AVENUE
                              MIAMI, FLORIDA 33178

                           __________________________

         NOTICE OF ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS

                           __________________________


DATE                    Monday, April 16, 2007

TIME                    3:00 p.m. (UK time), being 10:00 a.m. (Miami time)

                        The  Carnival  Corporation  annual  meeting  will start
                        directly   following  the  annual  general  meeting  of
                        Carnival plc. Southampton Guildhall

PLACE                   West Marlands Road Civic Center Southampton, Hants S014
                        7LP United Kingdom

WEBCAST                 www.carnivalcorp.com or www.carnivalplc.com

ITEMS OF BUSINESS       1.  To elect or re-elect 14  directors to the boards of
                            each of Carnival Corporation and Carnival plc;

                        2. To re-appoint the independent auditors for Carnival plc and to ratify the selection of the independent registered certified public accounting firm for Carnival Corporation;

                        3. To authorize the Audit Committee of Carnival plc to agree the remuneration of the independent auditors;

                        4. To receive the UK accounts and reports for Carnival plc for the financial year ended November 30, 2006 (in accordance with legal requirements applicable to UK companies);

                        5. To approve the directors' remuneration report of Carnival plc (in accordance with legal requirements applicable to UK companies);

                        6. To approve limits on the authority to allot shares by Carnival plc (in accordance with customary practice for UK companies);

                        7.  To approve the disapplication of pre-emption rights
                            for  Carnival  plc  shares  (in   accordance   with
                            customary practice for UK companies);

                        8. To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market (in accordance with legal requirements applicable to UK 8 companies desiring to implement share buy back programs);

                        9.  To approve electronic  communications with Carnival
                            plc   shareholders   (in   accordance   with  legal
                            requirements applicable to UK companies); and

                        10. To transact  such other  business  as may  properly
                            come before the meeting.

RECORD DATE             You are  entitled  to vote  your  Carnival  Corporation
                        shares if you were a shareholder at the close of business on February 16, 2007.

MEETING ADMISSION       Attendance  at the meeting is limited to  shareholders.
                        Each Carnival  Corporation  shareholder may be asked to
                        present  valid  picture   identification,   such  as  a
                        driver's license or passport. Shareholders holding shares in brokerage accounts ("under a street name") will need to bring a copy of a brokerage statement reflecting share ownership as of the record date.

VOTING BY PROXY         Please  submit a proxy as soon as possible so that your
                        shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 8 of this proxy statement and the instructions on your proxy card.

                                         On behalf of the Board of Directors



                                         /s/ Arnaldo Perez
                                         ----------------------
                                         ARNALDO PEREZ
                                         SENIOR VICE PRESIDENT,
                                         GENERAL COUNSEL & SECRETARY

A proxy statement and proxy card are enclosed. All Carnival Corporation shareholders are urged to follow the instructions attached to the proxy card and complete, sign, date and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the meeting in Southampton, United Kingdom may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

This proxy statement and accompanying proxy card are being distributed on or about March 9, 2007.

THIS NOTICE OF ANNUAL GENERAL MEETING IS IMPORTANT. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU IMMEDIATELY SHOULD CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER AUTHORIZED UNDER THE UK FINANCIAL SERVICES AND MARKETS ACT 2000.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED ALL YOUR SHARES IN CARNIVAL PLC, PLEASE SEND THIS DOCUMENT AND THE ACCOMPANYING DOCUMENTS TO THE PURCHASER OR TRANSFEREE OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.


                               [GRAPHIC OMITTED]
                            C A R N I V A L   P L C

                                 CARNIVAL HOUSE
                               5 GAINSFORD STREET
                                 LONDON SE1 2NE
                                 UNITED KINGDOM

                     _____________________________________

         NOTICE OF ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS
                     _____________________________________


NOTICE IS HEREBY GIVEN that an ANNUAL GENERAL MEETING of Carnival plc will be held at The Southampton Guildhall, West Marlands Road, Civic Center, Southampton, Hants S014 7LP, United Kingdom on Monday, April 16, 2007 at 3:00 p.m. (UK time), being 10:00 a.m. (Miami time), for the purpose of considering and, if thought fit, passing the resolutions described below:

o Resolutions 1 through 19 will be proposed as ordinary resolutions. For ordinary resolutions, the required majority is more than 50% of the combined votes cast at this meeting and Carnival Corporation's annual meeting.

o Resolutions 20 through 22 will be proposed as special resolutions. For special resolutions, the required majority is not less than 75% of the combined votes cast at this meeting and Carnival Corporation's annual meeting.


TO CONSIDER THE FOLLOWING RESOLUTIONS AS ORDINARY RESOLUTIONS:

RE-ELECTION OF DIRECTORS

1. To re-elect Micky Arison as a director of Carnival Corporation and as a director of Carnival plc.

2. To re-elect Ambassador Richard G. Capen, Jr. as a director of Carnival Corporation and as a director of Carnival plc.

3. To re-elect Robert H. Dickinson as a director of Carnival Corporation and as a director of Carnival plc.

4. To re-elect Arnold W. Donald as a director of Carnival Corporation and as a director of Carnival plc.

5. To re-elect Pier Luigi Foschi as a director of Carnival Corporation and as a director of Carnival plc.

6. To re-elect Howard S. Frank as a director of Carnival Corporation and as a director of Carnival plc.

7. To re-elect Richard J. Glasier as a director of Carnival Corporation and as a director of Carnival plc.

8. To re-elect Baroness Hogg as a director of Carnival Corporation and as a director of Carnival plc.

9. To re-elect Modesto A. Maidique as a director of Carnival Corporation and as a director of Carnival plc.

10. To re-elect Sir John Parker as a director of Carnival Corporation and as a director of Carnival plc.

11. To re-elect Peter G. Ratcliffe as a director of Carnival Corporation and as a director of Carnival plc.

12. To re-elect Stuart Subotnick as a director of Carnival Corporation and as a director of Carnival plc.

13. To elect Laura Weil as a director of Carnival Corporation and as a director of Carnival plc.

14. To re-elect Uzi Zucker as a director of Carnival Corporation and as a director of Carnival plc.

RE-APPOINTMENT AND REMUNERATION OF CARNIVAL PLC AUDITORS AND RATIFICATION OF CARNIVAL CORPORATION AUDITORS

15. To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc for the period commencing upon the conclusion of the meeting until the conclusion of the next general meeting at which the accounts of Carnival plc are laid and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm of Carnival Corporation for the period commencing upon the conclusion of the meeting until the conclusion of the next annual meeting of Carnival Corporation after the date on which this resolution is passed.

16. To authorize the Audit Committee of the board of directors of Carnival plc to agree the remuneration of the independent auditors.

ACCOUNTS AND REPORTS

17. To receive the UK accounts and the reports of the directors and auditors of Carnival plc for the financial year ended November 30, 2006.

DIRECTORS' REMUNERATION REPORT

18. To approve the directors' remuneration report of Carnival plc as set out in the annual report for the financial year ended November 30, 2006.

ALLOTMENT OF SHARES

19. THAT the authority and power conferred on the directors by Article 30 of Carnival plc's articles of association be renewed for a period commencing at the end of the meeting and expiring at the end of the next annual general meeting of Carnival plc after the date on which this resolution is passed and for that period the Section 80 amount shall be $21,239,657.

TO CONSIDER THE FOLLOWING RESOLUTIONS AS SPECIAL RESOLUTIONS:

DISAPPLICATION OF PRE-EMPTION RIGHTS

20. THAT subject to passing ordinary resolution 19 set out in the notice, the power conferred on the directors by Article 31 of Carnival plc's articles of association be renewed for a period commencing at the end of the meeting and expiring at the end of the next annual general meeting of Carnival plc after the date on which this resolution is passed and for that period the Section 89 amount shall be $17,688,017.

GENERAL AUTHORITY TO BUY BACK CARNIVAL PLC ORDINARY SHARES

21. THAT Carnival plc be and is generally and unconditionally authorized to make market purchases (within the meaning of Section 163(3) of the UK Companies Act 1985 (the "Companies Act 1985")) of ordinary shares of $1.66 each in the capital of Carnival plc provided that:

        (a) the maximum number of ordinary shares authorized to be acquired is 10,655,432;
        (b) the minimum price (exclusive of expenses) which may be paid for an ordinary share is $1.66;
        (c) the maximum price which may be paid for an ordinary share is an amount (exclusive of expenses) equal to 105% of the average middle market quotation for an ordinary share, as derived from the London Stock Exchange ("LSE") Daily Official List, for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased; and
        (d) this authority shall expire on the earlier of (i) the conclusion of the annual general meeting of Carnival plc to be held in 2008 and (ii) 18 months from the date of this resolution (except in relation to the purchase of ordinary shares, the contract of which was entered into before the expiry of such authority).

ELECTRONIC COMMUNICATIONS WITH CARNIVAL PLC SHAREHOLDERS

22. THAT Carnival plc may send or supply any document or information that is required or authorized to be sent or supplied to a shareholder or any other person by Carnival plc by a provision of the Companies Acts (as defined in section 2 of the UK Companies Act 2006 (the "Companies Act 2006"), or pursuant to Carnival plc's articles of association or to any other rules or regulations to which Carnival plc may be subject), by making it available on a website, and the provisions of Schedule 5 to the Companies Act 2006 shall apply whether or not any document or information is required or authorized to be sent by the Companies Act 2006 and this resolution shall supersede any provision in Carnival plc's articles of association to the extent that it is inconsistent with this resolution.


By Order of the Board                           Registered Office:

                                                Carnival House
                                                5 Gainsford Street
                                                London  SE1 2NE
                                                United Kingdom


/s/ Arnaldo Perez
-----------------------
Arnaldo Perez
Company Secretary

February 20, 2007                               Registered Number 4039524



               VOTING ARRANGEMENTS FOR CARNIVAL PLC SHAREHOLDERS

Carnival plc shareholders can vote in either of two ways:

o by attending the meeting and voting in person or by attorney or, in the case of corporate shareholders, by corporate representatives; or

o by appointing a proxy to attend and vote on their behalf, using the proxy form enclosed with this notice of annual general meeting.

VOTING IN PERSON (OR BY ATTORNEY)

If you come to the annual general meeting, please bring the attendance card (attached to the enclosed proxy form) with you. This will mean you can register more quickly. If you appoint an attorney to attend instead of you, he or she should bring an original or certified copy of the power of attorney under which you have authorized them to attend and vote.

In order to attend and vote at the annual general meeting, a corporate shareholder may appoint an individual to act as its representative. The appointment must comply with the requirements of the Companies Act 1985. The representative should bring evidence of their appointment, including any authority under which it is signed, to the meeting. If you are a corporation and are considering appointing a corporate representative to represent you and vote your shareholding in Carnival plc at the annual general meeting you are strongly encouraged to pre-register your corporate representative to make registration on the day of the meeting more efficient. In order to pre-register, please fax your Letter of Representation to Carnival plc's registrar, Lloyds TSB Registrars, on 01903 833168 from within the United Kingdom or +44 1903 833168 from elsewhere.

VOTING BY PROXY

A shareholder entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and (on a poll) vote in his or her stead. A proxy need not be a shareholder of Carnival plc.

To be effective, a duly completed proxy form and the authority (if any) under which it is signed, or a notarially certified copy of such authority, must be deposited (whether delivered personally or by post) at the offices of Carnival plc's registrars, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6AN, United Kingdom as soon as possible and in any event no later than 3:00 p.m. (UK time) on April 14, 2007. Alternatively, a proxy vote may be submitted via the internet in accordance with the instructions set out on the proxy form.

In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which names stand on the register of shareholders of Carnival plc in respect of the relevant joint holding.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a "CREST Proxy Instruction") must be properly authenticated in accordance with CRESTCo's specifications and must contain the information required for such instructions, as described in the CREST Manual. The message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by the issuer's agent (ID 7RA01) by the latest time(s) for receipt of proxy appointments specified in the notice of meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the issuer's agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that CRESTCo does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Carnival  plc  may  treat  as  invalid  a  CREST  Proxy   Instruction   in  the
circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

SHAREHOLDERS WHO ARE ENTITLED TO VOTE

Carnival plc, pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, specifies that only those shareholders registered in the register of members of Carnival plc at 11:00 p.m. on April 14, 2007 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 11:00 p.m. on April 14, 2007 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents will be available for inspection during normal business hours on any weekday (public holidays excluded) at the registered office of Carnival plc from the date of this notice until and including the date of the meeting and at the place of the meeting for at least 15 minutes prior to and during the meeting:

o the register of interests of directors in the share capital of Carnival plc; and

o copies of all service agreements (including letters of appointment) between each director and Carnival plc.


                                     * * *

There are 22 Resolutions that require shareholder approval at the annual meeting this year. The directors unanimously recommend that you vote in favor of Resolutions 1-22 (inclusive), and encourage you to submit your vote using one of the voting methods described herein. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting in person should you so choose.

                             QUESTIONS AND ANSWERS
               ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETINGS

Q:      WHY AM I RECEIVING THESE MATERIALS?

A: The board of directors of each of Carnival Corporation and Carnival plc (together, "Carnival Corporation & plc," "we" or "us") is providing these proxy materials to you in connection with our joint annual meetings of shareholders on Monday, April 16, 2007. The annual meetings will be held at The Southampton Guildhall, West Marlands Road, Civic Center, Southampton, Hants S014 7LP, United Kingdom. The meetings will commence at 3:00 p.m. (UK time), and although technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa. For our U.S. shareholders, we will be hosting a live audio broadcast of the annual meeting at our headquarters located at 3655 N.W. 87th Avenue, Miami, Florida 33178. Shareholders in Miami will be able to submit questions to the directors in Southampton, but will not be able to vote at that meeting.

Q:      WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the meetings, the voting process, the compensation of directors and our most highly paid executive officers and certain other information required by U.S. Securities and Exchange Commission rules applicable to both companies. We have attached as Annexes A, B and C to this proxy statement information that Carnival plc is required to provide to its shareholders under applicable UK rules.

Q:      WHAT PROPOSALS WILL BE VOTED ON AT EACH OF THE MEETINGS?

A: The proposals to be voted on at each of the meetings are set out in the notices of meetings starting on pages 1 and 3 of this proxy statement.

Q:      WHAT IS THE VOTING RECOMMENDATION OF THE BOARDS OF DIRECTORS?

A: Your boards of directors recommend that you vote "FOR" all of the proposals described in this proxy statement.

Q:      HOW DOES THE DLC STRUCTURE AFFECT MY VOTING RIGHTS?

A: On most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. These matters are called "joint electorate actions." Combined voting is accomplished through the special voting shares that have been issued by each company. Certain matters specified in the organizational documents of Carnival Corporation and Carnival plc where the interests of the two shareholder bodies may diverge are called "class rights actions." These class rights actions are voted on separately by the shareholders of each company. If either group of shareholders does not approve a class rights action, that action generally cannot be taken by either company. All of the proposals to be voted on at these annual meetings are joint electorate actions, and there are no class rights actions.

Q:      GENERALLY, WHAT ACTIONS ARE JOINT ELECTORATE ACTIONS?

A: Any resolution to approve an action other than a class rights action or a procedural resolution (described below) is designated as a joint electorate action. The actions designated as joint electorate actions include:

        o the appointment, removal, election or re-election of any director of either or both companies;

        o if required by law, the receipt or adoption of the annual accounts of both companies;

        o the appointment or removal of the independent auditors of either company;

        o     a change of name by either or both companies; or

        o the implementation of a mandatory exchange of Carnival plc shares for Carnival Corporation shares based on a change in tax laws, rules or regulations.

        The relative voting rights of Carnival plc shares and Carnival Corporation shares are equalized based on a ratio which we refer to as the "equalization ratio." Based on the current equalization ratio of 1:1, each Carnival Corporation share has the same voting rights as one Carnival plc share on joint electorate actions.

Q:      HOW ARE JOINT ELECTORATE ACTIONS VOTED ON?

A:      Joint electorate actions are voted on as follows:

        o Carnival plc shareholders vote at the annual general meeting of Carnival plc (whether in person or by proxy). Voting is on a poll (or ballot) which remains open for sufficient time to allow the vote at the Carnival Corporation meeting to be held and reflected in the Carnival plc meeting through the mechanism of the special voting share. An equivalent vote is cast at the subsequent Carnival Corporation meeting on each of the corresponding resolutions through a special voting share issued by Carnival Corporation; and

        o     Carnival   Corporation   shareholders   vote   at  the   Carnival
              Corporation annual meeting (whether in person or by proxy). Voting is by ballot (or on a poll) which remains open for sufficient time to allow the vote at the Carnival plc meeting to be held and reflected in the Carnival Corporation meeting through the mechanism of the special voting share. An equivalent vote is cast on the corresponding resolutions at the Carnival plc meeting through a special voting share issued by Carnival plc.

        A joint electorate action is approved if it is approved by:

        o a simple majority of the votes cast in the case of an ordinary resolution (or not less than 75% of the votes cast in the case of a special resolution if required by applicable law and regulations or Carnival plc's articles) by the holders of Carnival plc's shares and the holder of the Carnival plc special voting share as a single class at a meeting at which a quorum was present and acting;

        o a simple majority of the votes cast (or other majority if required by applicable law and regulations or the Carnival Corporation articles and by-laws) by the holders of Carnival Corporation shares and the holder of the Carnival Corporation special voting share, voting as a single class at a meeting which a quorum was present and acting; and

        o a minimum of one-third of the total votes available to be voted by the combined shareholders must be cast on each resolution for it to be effective. Formal abstentions (or votes withheld) by a shareholder on a resolution will be counted as having been "cast" for this purpose.

Q:      HOW ARE THE DIRECTORS OF EACH COMPANY ELECTED OR RE-ELECTED?

A: Resolutions relating to the election or re-election of directors are considered as joint electorate actions. No person may be a member of the board of directors of Carnival Corporation or Carnival plc without also being a member of the board of directors of the other company. There are 14 nominees for election or re-election to the board of directors of each company this year. Each nominee currently serves as a director of Carnival Corporation and Carnival plc. All directors are to be elected or re-elected to serve until the next annual meetings and until their successors are elected.

Q:      WHAT  VOTES  ARE  REQUIRED  TO ELECT  DIRECTORS  OR  APPROVE  THE OTHER
        PROPOSALS?

A:      Carnival  Corporation   Proposals  7,  8  and  9  (being  Carnival  plc
        Resolutions 20, 21 and 22) are required to be approved by 75% of the combined votes cast at both meetings.

        Each of the other proposals, including the election and re-election of directors, requires the approval of a majority of the combined votes cast at both meetings. Abstentions (including votes withheld, except in the case of the election or re-election of directors by Carnival Corporation shareholders as discussed below) and broker non-votes are not deemed votes cast for purposes of calculating the vote, but do count for the purpose of determining whether a quorum is present. In the election of directors by Carnival Corporation shareholders, votes withheld in respect of one or more nominees count for the purpose of determining whether a quorum is present and are deemed votes cast against such nominee or nominees.

        If you are a beneficial owner of Carnival Corporation shares and do not provide the shareholder of record with a signed voting instruction card, your shares may constitute broker non-votes, as described in "HOW IS THE QUORUM DETERMINED?" In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not deemed cast for purposes of calculating the vote.

Q:      GENERALLY, WHAT ARE PROCEDURAL RESOLUTIONS?

A: Procedural resolutions are resolutions of a procedural or technical nature that do not adversely affect the shareholders of the other company in any material respect and are put to the shareholders at a meeting. The special voting shares do not represent any votes on "procedural resolutions." The chairman of each of the meetings will determine whether a resolution is a procedural resolution.

        To  the  extent  that  such   matters   require  the  approval  of  the
        shareholders of either company, any of the following will be procedural resolutions:

        o that certain people be allowed to attend or be excluded from attending the meeting;

        o that discussion be closed and the question put to the vote (provided no amendments have been raised);

        o that the question under discussion not be put to the vote (where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting);

        o to proceed with matters in an order other than that set out in the notice of the meeting;

        o     to adjourn the debate (for example, to a subsequent meeting); and

        o     to adjourn the meeting.

Q:      WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: The voting results will be announced to the media and the relevant stock exchanges and posted on our website at www.carnivalcorp.com and www.carnivalplc.com, after both shareholder meetings have closed. The results will also be published in our joint quarterly report on Form 10-Q for the second quarter of fiscal 2007 ending May 31, 2007.

Q:      WHAT IS THE QUORUM REQUIREMENT FOR THE MEETINGS?

A: The quorum requirement for holding the meetings and transacting business at the meetings is one-third of the total votes of all shareholders of both companies entitled to be voted. Shareholders may be present in person (or by attorney) or represented by proxy at the meetings.

Q:      HOW IS THE QUORUM DETERMINED?

A: For purposes of determining a quorum with respect to joint electorate actions, the special voting shares have the maximum number of votes attached to them as were cast on such joint electorate actions, either


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

        for, against or abstained, at the parallel shareholder meeting of the other company, and such maximum number of votes (including abstentions) constitutes shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting.

        In order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, the special voting entities must be present.

        Abstentions (including votes withheld) and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:      IS MY VOTE CONFIDENTIAL?

A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to third parties except
        (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our boards of directors. Occasionally, shareholders provide written comments on their proxy card which are then forwarded to management.

Q:      WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETINGS?

A: We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes for the meetings. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders.

Q:      CAN I VIEW THE PROXY MATERIALS ELECTRONICALLY?

A: This proxy statement will be posted on our website at www.carnivalcorp.com or www.carnivalplc.com. We encourage you to take advantage of the convenience of accessing these materials through the internet as it is simple and fast to use, saves time and money, and is environmentally friendly.

Q: WHAT REPORTS ARE FILED BY CARNIVAL CORPORATION AND CARNIVAL PLC WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HOW CAN I OBTAIN COPIES?

A: We file joint annual reports on Form 10-K, joint quarterly reports on Form 10-Q and joint current reports on Form 8-K with the U.S. Securities and Exchange Commission. Copies of the Carnival Corporation & plc joint annual report on Form 10-K for the year ended November 30, 2006, as well as any joint quarterly reports on Form 10-Q or joint current reports on Form 8-K, as filed with the U.S. Securities and Exchange Commission can be viewed or obtained without charge through the U.S. Securities and Exchange Commission's website at www.sec.gov (under Carnival Corporation or Carnival plc) or at www.carnivalcorp.com or www.carnivalplc.com. Copies will also be provided to shareholders without charge upon written request to Investor Relations, Carnival Corporation, 3655 N.W. 87th Avenue, Miami, Florida 33178 or Carnival plc, Carnival House, 5 Gainsford Street, London SE1 2NE, United Kingdom. We encourage you to take advantage of the convenience of accessing these materials through the internet as it is simple and fast to use, saves time and money, and is environmentally friendly.

Q:      MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETINGS?

A: Carnival Corporation shareholders and Carnival plc shareholders (to the extent permitted under Carnival plc's governing documents and UK law) may submit proposals for consideration at future shareholder meetings, including director nominations. In order for shareholder proposals to be considered for inclusion in our proxy statement for next year's annual meetings, the written proposals must be received by our Secretary no later than November 9, 2007. Such proposals also will need to comply with U.S. Securities and Exchange Commission regulations and


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

        UK corporate law requirements regarding the inclusion of shareholder proposals in company sponsored proxy materials. Any proposal of shareholders to be considered at next year's meetings, but not included in our proxy statement, must be submitted in writing by January 23, 2008.

Q:      MAY I NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may propose director candidates for consideration by our board's Nominating & Governance Committee. In order to have a nominee considered by the Nominating & Governance Committee for election at the 2008 annual meetings you must submit your recommendation in writing to the attention of our Secretary at our headquarters not later than November 9, 2007. Any such recommendation must include:

        o     the name and address of the candidate;

        o a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the factors referred to below in "BOARD STRUCTURE AND COMMITTEE MEETINGS -- NOMINATIONS OF DIRECTORS"; and

        o the candidate's signed consent to serve as a director if elected and to be named in the proxy statement.





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           QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION

Carnival  plc  shareholders   should  refer  to  the  "QUESTIONS   SPECIFIC  TO
SHAREHOLDERS OF CARNIVAL PLC" beginning on page 16.

Q:      WHAT CARNIVAL CORPORATION SHARES OWNED BY ME CAN BE VOTED?

A: All Carnival Corporation shares owned by you as of February 16, 2007, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, including shares purchased through Carnival Corporation's Dividend Reinvestment Plan and its Employee Stock Purchase Plan and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:      WILL I BE ASKED TO VOTE AT THE CARNIVAL PLC ANNUAL MEETING?

A: No. Your vote at the Carnival Corporation annual meeting, for purposes of determining the outcome of combined voting, is automatically reflected as appropriate at the parallel annual meeting of Carnival plc through the mechanism of the special voting share issued by Carnival plc.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most of the shareholders of Carnival Corporation hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        SHAREHOLDER OF RECORD

        If your shares are registered directly in your name with Carnival Corporation's transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to the persons named in the proxy or to vote in person at the meeting. Carnival Corporation has enclosed a proxy card for you to use.

        BENEFICIAL OWNER

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:      HOW CAN I VOTE MY CARNIVAL CORPORATION SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting in Southampton. If you choose to do so, please bring the enclosed proxy card and proof of identification.

        Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Please refer to the voting instruction card included by your broker or nominee.

Q:      HOW CAN I VOTE MY CARNIVAL  CORPORATION  SHARES  WITHOUT  ATTENDING THE
        MEETING?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. For shareholders of record, you may do this by signing your


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

        proxy card and mailing it in the enclosed envelope. If you provided specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?" Where your shares are held in street name, in most instances you will be able to do this over the internet at www.proxyvote.com, by telephone or by mail. Please refer to the voting instruction card included by your broker or nominee.

        We are also offering an audio web cast of the annual meetings. If you choose to listen to the web cast, go to our website at www.carnivalcorp.com or www.carnivalplc.com shortly before the start of the meetings and follow the instructions provided.

Q:      CAN I CHANGE MY VOTE?

A: You may change your proxy instruction at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares owned beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:      WHAT  DOES  IT  MEAN  IF I  RECEIVE  MORE  THAN  ONE  PROXY  OR  VOTING
        INSTRUCTION CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions on each proxy or voting card you receive and mail each, as directed.

Q:      WHO CAN ATTEND THE CARNIVAL CORPORATION MEETING?

A: All Carnival Corporation shareholders of record as of February 16, 2007, or their duly appointed proxies, may attend and vote at the meeting. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport.

        If you hold your shares through a stockbroker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of February 16, 2007 together with proof of identification. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q: WHAT CLASS OF SHARES ARE ENTITLED TO BE VOTED AT THE CARNIVAL CORPORATION MEETING?

A: Carnival Corporation has only one class of common stock outstanding. Each share of Carnival Corporation common stock outstanding as of the close of business on February 16, 2007, the record date, is entitled to one vote at the annual meeting. As of January 31, 2007, Carnival Corporation had 623,064,298 shares of common stock issued and outstanding.  The  trust  shares  of  beneficial  interest  in the  P&O
        Princess Special Voting Trust that are paired with your shares of common stock do not give you separate voting rights.

Q:      HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote "FOR" all of the nominees or you may "WITHHOLD" your vote with respect to one or more of the nominees. In the election of directors, a vote "withheld" on the Carnival Corporation proxy card has the same effect as a vote against the indicated nominee or nominees. You may vote "FOR," "AGAINST" or "ABSTAIN" for each of the other proposals. If you "ABSTAIN," it has no effect on the outcome of the votes, although abstentions will be counted for purposes of determining if a quorum is present for joint electorate actions. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be
        voted  in  accordance  with  the   recommendations  of  the  boards  of
        directors.

Q:      WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the proposals described in this proxy statement, Carnival Corporation does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Micky Arison, Carnival Corporation's Chairman of the Board and Chief Executive Officer, and Arnaldo Perez, Carnival Corporation's Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is unable to accept nomination or election (which is not anticipated), the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the boards of directors.

Q:      WHO WILL COUNT THE VOTE?

A: A representative of Computershare Investor Services LLC, our transfer agent, will tabulate the votes and act as the inspector of elections.

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               QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC

Carnival Corporation shareholders should refer to "QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION" beginning on page 13.

Q: WHO IS ENTITLED TO ATTEND AND VOTE AT THE ANNUAL GENERAL MEETING OF CARNIVAL PLC?

A: If you are a Carnival plc shareholder registered in the register of members of Carnival plc at 11:00 p.m. (UK time) on April 14, 2007, you will be entitled to attend in person and vote at the annual general meeting to be held in Southampton, United Kingdom in respect of the number of Carnival plc shares registered in your name at that time. You may also appoint one or more proxies to attend and (on a poll) vote instead of you. If you are a corporation you may appoint a corporate representative to represent you and vote your shareholding in Carnival plc at the annual general meeting to be held in Southampton, United Kingdom. For further details regarding appointing a proxy or corporate representative please see below.

        We are also offering an audio web cast of the annual meetings. If you choose to listen to the web cast, go to our website at www.carnivalcorp.com or www.carnivalplc.com shortly before the start of the meetings and follow the instructions provided. For your convenience, we will also be hosting a live audio broadcast of the Carnival plc annual general meeting and the Carnival Corporation annual meeting, at our headquarters located at 3655 N.W. 87th Avenue, Miami, Florida 33178, from 10:00 a.m. (Miami time). All Carnival plc and Carnival Corporation shareholders and their guests are welcome to attend the live audio broadcast, although only Carnival plc and Carnival Corporation shareholders will be able to submit questions to the directors from Miami. Please note further that only shareholders attending the meetings to be held in Southampton will be able to vote in person. Accordingly, Carnival plc shareholders attending the audio broadcast of the meetings in Miami will need to submit a proxy to make their vote count.

Q:      WILL I BE ASKED TO VOTE AT THE CARNIVAL CORPORATION ANNUAL MEETING?

A: No. Your vote at the Carnival plc annual general meeting, for purposes of determining the outcome of combined voting, will automatically be reflected as appropriate at the parallel annual meeting of Carnival Corporation through the mechanism of a special voting share issued by Carnival Corporation.

Q: HOW DO I VOTE MY CARNIVAL PLC SHARES WITHOUT ATTENDING THE ANNUAL GENERAL MEETING?

A: You may vote your Carnival plc shares at the annual general meeting by completing and signing the enclosed form of proxy in accordance with the instructions set out on the form and returning it as soon as possible, but in any event so as to be received by Carnival plc's registrar, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6AN, by not later than 3:00 p.m. (UK time) on April 14, 2007.
        Alternatively, a proxy vote may be submitted via the internet in accordance with the instructions set out in the proxy form. It is also possible to appoint a proxy via the CREST system, please see the Carnival plc Notice of Annual General Meeting for further details. Voting by proxy does not preclude you from attending the annual general meeting and voting in person should you wish to do so.

        If you are a corporation you can vote your Carnival plc shares at the annual general meeting by appointing a corporate representative. You are strongly encouraged to pre-register your corporate representative to make registration on the day of the annual meeting more efficient. In order to pre-register you would need to fax your Letter of Representation to Carnival plc's registrar, Lloyds TSB Registrars, on 01903 833168 from within the United Kingdom or +44 1903 833168 from elsewhere.

        Corporate representatives themselves are urged to arrive at least two hours before commencement of the annual general meeting to assist Carnival plc's registrar with the appropriate registration formalities. Whether or not you intend to appoint a corporate representative, you are strongly encouraged to return the enclosed form of proxy to Carnival plc's registrar.

Q:      CAN I CHANGE MY VOTE GIVEN BY PROXY OR BY MY CORPORATE REPRESENTATIVE?

A: Yes, in certain circumstances. You may change your proxy vote by either completing, signing and dating a new form of proxy in accordance with its instructions and returning it to Carnival plc's registrars by no later than 3:00 p.m. (UK time) on April 14, 2007, or by attending and voting in person at the annual general meeting. If you do not attend and vote in person at the annual general meeting and wish to revoke the appointment of your proxy or corporate representative you must do so by delivering a notice of such revocation to Carnival plc's registrars at least three hours before the start of the annual general meeting.

Q:      WHAT  CLASS OF SHARES  ARE  ENTITLED  TO BE VOTED AT THE  CARNIVAL  PLC
        MEETING?

A: Carnival plc has only one class of ordinary shares in issue. Each Carnival plc ordinary share in issue as of the close of business on April 14, 2007, is (on a poll) entitled to one vote at the annual general meeting. As of January 31, 2007, Carnival plc had 213,108,640 ordinary shares issued and outstanding. However, the 42,329,877 Carnival plc ordinary shares indirectly held by Carnival Corporation have no voting rights (in accordance with Carnival plc's articles of association).

Q:      HOW ARE VOTES COUNTED?

A: You may vote "FOR," "AGAINST" or "WITHHOLD" your vote for each of the resolutions. If you "WITHHOLD," it has no effect on the outcome of the votes, although withheld votes will be counted for purposes of determining if a quorum is present for joint electorate actions.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information concerning the share ownership of (1) all persons known by us to be the beneficial owners of 5% or more of the 623,064,298 shares of Carnival Corporation common stock and trust shares of beneficial interest in the P&O Princess Special Voting Trust outstanding as of January 31, 2007, (2) all persons known by us to be the beneficial owners of 5% or more of the 213,108,640 ordinary shares of Carnival plc outstanding as of January 31, 2007, 42,329,877 of which are indirectly owned by Carnival Corporation and have no voting rights, (3) each of our executive officers named in the Summary Compensation Table which appears elsewhere in this proxy statement, (4) each of our other directors and (5) all directors and executive officers as a group.

Micky Arison, Chairman of the board and Chief Executive Officer of each of Carnival Corporation and Carnival plc, certain other members of the Arison family and trusts for their benefit (collectively, the "Principal Shareholders"), beneficially own shares representing approximately 37% of the voting power of Carnival Corporation and approximately 29% of the combined voting power of Carnival Corporation & plc and have informed us that they intend to cause all such shares to be voted in favor of the 14 nominees to the boards of directors named in this proxy statement and in favor of Proposals 2 through 9 listed in the accompanying Carnival Corporation Notice of Meeting. The table begins with ownership of the Principal Shareholders.

The number of shares beneficially owned by each entity, person, director, nominee or executive officer is determined under rules of the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shares voting power or investment power and also any shares which the individual would have the right to acquire as of April 1, 2007 (being 60 days after January 31, 2007) through the exercise of any stock option ("Vested Options") and the vesting of restricted share units.

                           BENEFICIAL OWNERSHIP TABLE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      AMOUNT AND
                                                                                                                       NATURE OF
                                                                         AMOUNT AND NATURE         PERCENT OF          BENEFICIAL
                                                                      OF BENEFICIAL OWNERSHIP       CARNIVAL           OWNERSHIP
                                                                      OF CARNIVAL CORPORATION     CORPORATION      OF CARNIVAL PLC
NAME AND ADDRESS OF BENEFICIAL OWNERS OR IDENTITY OF GROUP(1)         SHARES AND TRUST SHARES*    COMMON STOCK     ORDINARY SHARES
------------------------------------------------------------------------------------------------------------------------------------
Micky Arison......................................................      180,996,639(2)(3)(4)          29.0%                 0
Shari Arison......................................................        2,440,908(2)(5)               ***                 0
         c/o SAFO LLC
         10800 Biscayne Boulevard
         Miami, FL  33161
MA 1994 B Shares, L.P.............................................      106,114,284(2)(6)             17.0%                 0
MA 1994 B Shares, Inc.............................................      106,114,284(2)(6)             17.0%                 0
Nickel 1994 "B" Trust.............................................      106,114,284(2)(6)             17.0%                 0
Nickel 2003 Revocable Trust.......................................          881,747(2)(7)               ***                 0
Artsfare 2005 Trust No. 2.........................................       32,866,264(2)(8)(13)          5.3%                 0
         c/o SunTrust Delaware Trust Company
         1011 Centre Road, Suite 108
         Wilmington, DE  19805
Artsfare 2006 Trust No. 1.........................................        1,805,943(8)(13)              ***                 0
         c/o SunTrust Delaware Trust Company
         1011 Centre Road, Suite 108
         Wilmington, DE  19805
Artsfare 2006 Trust No. 2.........................................        6,473,623(8)(13)             1.0%                 0
         c/o SunTrust Delaware Trust Company
         1011 Centre Road, Suite 108
         Wilmington, DE  19805
JPMorgan Trust Company of Delaware................................        3,759,010(2)(9)               ***                 0
JMD-LMA Protector, Inc............................................       41,145,830(2)(8)              6.6%                 0
Nickel 2003 GRAT..................................................        2,592,895(2)                  ***                 0
Nickel Continued Irrevocable Trust................................        2,124,560(2)                  ***                 0
Eternity Two Trust................................................        3,759,010(2)(3)(9)(14)        ***                 0
Jafasa Continued Irrevocable Trust................................        1,000,000(2)(3)               ***                 0
MBA I, L.P........................................................        2,191,449(2)(3)(10)           ***                 0
Artsfare 2003 Trust...............................................         2,191,449(2)(3)(10)          ***                 0
TAMMS Investment Company, Limited Partnership.....................          759,010(2)(3)               ***                 0
TAMMS Management Corporation......................................          791,449(2)(3)               ***                 0

--------------------------------------------------------------------------------------------------------------
                                                                         PERCENT OF            PERCENT OF
                                                                        CARNIVAL PLC            COMBINED
NAME AND ADDRESS OF BENEFICIAL OWNERS OR IDENTITY OF GROUP(1)         ORDINARY SHARES          VOTING POWER
--------------------------------------------------------------------------------------------------------------
Micky Arison......................................................            0                     22.8%
Shari Arison......................................................            0                       ***
         c/o SAFO LLC
         10800 Biscayne Boulevard
         Miami, FL  33161
MA 1994 B Shares, L.P.............................................            0                     13.4%
MA 1994 B Shares, Inc.............................................            0                     13.4%
Nickel 1994 "B" Trust.............................................            0                     13.4%
Nickel 2003 Revocable Trust.......................................            0                       ***
Artsfare 2005 Trust No. 2.........................................            0                      4.1%
         c/o SunTrust Delaware Trust Company
         1011 Centre Road, Suite 108
         Wilmington, DE  19805
Artsfare 2006 Trust No. 1.........................................            0                       ***
         c/o SunTrust Delaware Trust Company
         1011 Centre Road, Suite 108
         Wilmington, DE  19805
Artsfare 2006 Trust No. 2.........................................            0                       ***
         c/o SunTrust Delaware Trust Company
         1011 Centre Road, Suite 108
         Wilmington, DE  19805
JPMorgan Trust Company of Delaware................................            0                       ***
JMD-LMA Protector, Inc............................................            0                      5.2%
Nickel 2003 GRAT..................................................            0                       ***
Nickel Continued Irrevocable Trust................................            0                       ***
Eternity Two Trust................................................            0                       ***
Jafasa Continued Irrevocable Trust................................            0                       ***
MBA I, L.P........................................................            0                       ***
Artsfare 2003 Trust...............................................            0                       ***
TAMMS Investment Company, Limited Partnership.....................            0                       ***
TAMMS Management Corporation......................................            0                       ***

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      AMOUNT AND
                                                                                                                       NATURE OF
                                                                         AMOUNT AND NATURE         PERCENT OF          BENEFICIAL
                                                                      OF BENEFICIAL OWNERSHIP       CARNIVAL           OWNERSHIP
                                                                      OF CARNIVAL CORPORATION     CORPORATION      OF CARNIVAL PLC
NAME AND ADDRESS OF BENEFICIAL OWNERS OR IDENTITY OF GROUP(1)         SHARES AND TRUST SHARES*    COMMON STOCK     ORDINARY SHARES
------------------------------------------------------------------------------------------------------------------------------------
James M. Dubin....................................................      117,408,814(2)(3)(11)         18.8%                 0
         c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP
         1285 Avenue of the Americas
         New York, NY  10019
John J. O'Neil....................................................       65,546,535(2)(3)(12)(14)     10.5%                 0
         c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP
         1285 Avenue of the Americas
         New York, NY  10019
SunTrust Delaware Trust Company...................................       41,145,830(2)(13)             6.6%                 0
         1011 Centre Road, Suite 108
         Wilmington, DE  19805
JMD Delaware, Inc.................................................        8,525,000(2)(3)(6)(7)        1.4%                 0
Knight Protector, Inc.............................................       65,546,535(2)(3)(14)         10.5%                 0
Citigroup Inc.....................................................       64,132,382(15)               10.3%                 0
         399 Park Avenue
         New York, NY  10043
Citigroup Institutional Trust Company.............................       61,813,925(15)                9.9%                 0
         824 Market Street
         Wilmington, DE  19801
Robert H. Dickinson...............................................          504,000(16)                 ***                 0
Pier Luigi Foschi.................................................                0                     ***           118,000(17)
         c/o Costa Crociere S.p.A.
         Via XII Ottobre, 2
         16121 Genoa
         Italy
Howard S. Frank...................................................          650,265(18)                 ***                 0
Peter G. Ratcliffe................................................           57,974(19)                 ***                 0(20)
         c/o Princess Cruise Lines
         24305 Town Center Drive
         Santa Clarita, CA  91355
Ambassador Richard G. Capen, Jr...................................           49,202(21)                 ***                 0
         6077 San Elijo
         Rancho Santa Fe, CA  92067
Arnold W. Donald..................................................           26,650(22)                 ***                 0
         Juvenile Diabetes Research Foundation International
         1 North Brentwood Blvd., Suite 510
         Clayton, MO  63105
Richard J. Glasier................................................            9,000(23)                 ***                 0
         122 Crystal Canyon Drive
         Carbondale, CO  81623
Baroness Hogg.....................................................            5,000                     ***             1,874
         c/o 3i Group plc
         91 Waterloo Road
         London  SE1 8XP
         United Kingdom
A. Kirk Lanterman.................................................          166,788(24)                 ***                 0
         c/o Holland America Line Inc.
         300 Elliott Avenue West
         Seattle, WA  98119
Modesto A. Maidique...............................................           42,400(25)                 ***                 0
         c/o Florida International University
         Office of the President
         University Park Campus
         107th Avenue and S.W. 8th Street
         Miami, FL  33199
Sir John Parker...................................................            5,000                     ***            10,004(26)
         c/o National Grid plc
         1-3 Strand
         London  WC2N 5EH
         United Kingdom
Stuart Subotnick..................................................            7,000                     ***                 0
         c/o Metromedia Company
         810 7th Avenue, 29th Floor
         New York, NY  10019
Laura Weil........................................................                0                      0                  0
         220 East 73rd Street
         New York, NY  10021
Uzi Zucker........................................................           75,600(27)                 ***                 0
         870 5th Avenue
         New York, NY  10021
Capital Research and Management Company...........................       97,621,200(28)               15.7%                 0
         333 South Hope Street
         Los Angeles, CA  90071
The Growth Fund of America, Inc...................................       36,100,000(28)                5.8%                 0
         333 South Hope Street
         Los Angeles, CA  90071

--------------------------------------------------------------------------------------------------------------
                                                                         PERCENT OF            PERCENT OF
                                                                        CARNIVAL PLC            COMBINED
NAME AND ADDRESS OF BENEFICIAL OWNERS OR IDENTITY OF GROUP(1)         ORDINARY SHARES          VOTING POWER
--------------------------------------------------------------------------------------------------------------
James M. Dubin....................................................            0                     14.8%
         c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP
         1285 Avenue of the Americas
         New York, NY  10019
John J. O'Neil....................................................            0                      8.3%
         c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP
         1285 Avenue of the Americas
         New York, NY  10019
SunTrust Delaware Trust Company...................................            0                      5.2%
         1011 Centre Road, Suite 108
         Wilmington, DE  19805
JMD Delaware, Inc.................................................            0                      1.1%
Knight Protector, Inc.............................................            0                      8.3%
Citigroup Inc.....................................................            0                      8.1%
         399 Park Avenue
         New York, NY  10043
Citigroup Institutional Trust Company.............................            0                      7.8%
         824 Market Street
         Wilmington, DE  19801
Robert H. Dickinson...............................................            0                       ***
Pier Luigi Foschi.................................................          ***                       ***
         c/o Costa Crociere S.p.A.
         Via XII Ottobre, 2
         16121 Genoa
         Italy
Howard S. Frank...................................................            0                       ***
Peter G. Ratcliffe................................................          ***                       ***
         c/o Princess Cruise Lines
         24305 Town Center Drive
         Santa Clarita, CA  91355
Ambassador Richard G. Capen, Jr...................................            0                       ***
         6077 San Elijo
         Rancho Santa Fe, CA  92067
Arnold W. Donald..................................................            0                       ***
         Juvenile Diabetes Research Foundation International
         1 North Brentwood Blvd., Suite 510
         Clayton, MO  63105
Richard J. Glasier................................................            0                       ***
         122 Crystal Canyon Drive
         Carbondale, CO  81623
Baroness Hogg.....................................................          ***                       ***
         c/o 3i Group plc
         91 Waterloo Road
         London  SE1 8XP
         United Kingdom
A. Kirk Lanterman.................................................            0                       ***
         c/o Holland America Line Inc.
         300 Elliott Avenue West
         Seattle, WA  98119
Modesto A. Maidique...............................................            0                       ***
         c/o Florida International University
         Office of the President
         University Park Campus
         107th Avenue and S.W. 8th Street
         Miami, FL  33199
Sir John Parker...................................................          ***                       ***
         c/o National Grid plc
         1-3 Strand
         London  WC2N 5EH
         United Kingdom
Stuart Subotnick..................................................            0                       ***
         c/o Metromedia Company
         810 7th Avenue, 29th Floor
         New York, NY  10019
Laura Weil........................................................            0                         0
         220 East 73rd Street
         New York, NY  10021
Uzi Zucker........................................................            0                       ***
         870 5th Avenue
         New York, NY  10021
Capital Research and Management Company...........................            0                     12.3%
         333 South Hope Street
         Los Angeles, CA  90071
The Growth Fund of America, Inc...................................            0                      4.5%
         333 South Hope Street
         Los Angeles, CA  90071

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      AMOUNT AND
                                                                                                                       NATURE OF
                                                                         AMOUNT AND NATURE         PERCENT OF          BENEFICIAL
                                                                      OF BENEFICIAL OWNERSHIP       CARNIVAL           OWNERSHIP
                                                                      OF CARNIVAL CORPORATION     CORPORATION      OF CARNIVAL PLC
NAME AND ADDRESS OF BENEFICIAL OWNERS OR IDENTITY OF GROUP(1)         SHARES AND TRUST SHARES*    COMMON STOCK     ORDINARY SHARES
------------------------------------------------------------------------------------------------------------------------------------
Baillie Gifford & Co..............................................                0                      0         13,561,146(29)
         Calton Square
         1 Greenside Row
         Edinburgh  EH1 3AN
         Scotland
Barclays plc......................................................                0                      0          6,454,915(29)
         1 Churchill Place
         London  E14 5HP
         United Kingdom
The Capital Group Companies, Inc. and their affiliates............                0                      0         16,984,669(29)
         333 South Hope Street
         Los Angeles, CA  90071
Legal & General Group plc and/or its subsidiaries.................                0                      0         11,350,409(29)
         Temple Court
         11 Queen Victoria Street
         London  EC4N 4SB
         United Kingdom
All directors and executive officers as a group (18 persons)......      182,945,297(30)               29.3%           130,304(31)

--------------------------------------------------------------------------------------------------------------
                                                                         PERCENT OF            PERCENT OF
                                                                        CARNIVAL PLC            COMBINED
NAME AND ADDRESS OF BENEFICIAL OWNERS OR IDENTITY OF GROUP(1)         ORDINARY SHARES          VOTING POWER
--------------------------------------------------------------------------------------------------------------
Baillie Gifford & Co..............................................          7.9%                   1.7%
         Calton Square
         1 Greenside Row
         Edinburgh  EH1 3AN
         Scotland
Barclays plc......................................................          3.8%                    ***
         1 Churchill Place
         London  E14 5HP
         United Kingdom
The Capital Group Companies, Inc. and their affiliates............         10.0%                   2.1%
         333 South Hope Street
         Los Angeles, CA  90071
Legal & General Group plc and/or its subsidiaries.................          6.6%                   1.4%
         Temple Court
         11 Queen Victoria Street
         London  EC4N 4SB
         United Kingdom
All directors and executive officers as a group (18 persons)......          ***                     23.0%

------------
* As part of the establishment of the DLC structure, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the "Trust"), a trust established under the laws of the Cayman Islands. Trust shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of Carnival Corporation common stock. Under a pairing agreement, the trust shares of beneficial interest in the Trust are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC structure, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation common stock and the paired trust share may not be transferred separately. The Carnival Corporation common stock and the trust shares (including the beneficial interest in the Carnival plc special voting share) are listed and trade together on the New York Stock Exchange ("NYSE") under the ticker symbol "CCL." Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.
** As a result of the DLC structure, on most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. Combined voting is accomplished through the special voting shares that have been issued by each company.
***  Less than one percent.
(1) The address of each natural person named, unless otherwise noted, is 3655 N.W. 87 Avenue, Miami, Florida 33178. The address of all other entities, unless otherwise noted, is 1201 North Market Street, Wilmington, Delaware 19899.
(2)  The  Principal  Shareholders  and others have filed a joint  statement  on
     Schedule 13D with respect to the shares of Carnival Corporation common stock held by such persons.
(3) TAMMS Investment Company Limited Partnership ("TAMMS") owns 759,010 shares of common stock. TAMMS' general partner is TAMMS Management Corporation ("TAMMS Corp."), which is wholly-owned by MBA I, L.P. ("MBA I"). TAMMS' limited partners are various trusts established for the benefit of certain members of Mr. Arison's family (the "Family Trusts"). By virtue of the limited partnership agreement of TAMMS, TAMMS Corp. may also be deemed to beneficially own such 759,010 shares of common stock. By virtue of its interest in TAMMS, JMD Delaware, Inc. and JPMorgan Trust Company of Delaware, as trustees of certain of the Family Trusts, may be deemed to beneficially own the portion of the 759,010 shares of common stock held by TAMMS which corresponds to their partnership interest in TAMMS. Such amounts are included in the number of shares set forth next to its name in the table above. Because of authority granted under the trust instrument for the Artsfare 2003 Trust, Mr. Arison may be deemed to beneficially own the 2,191,449 shares held by the Artsfare 2003 Trust by virtue of the limited partnership interest of MBA I in TAMMS.
(4) Includes (i) 960,000 Vested Options, (ii) 2,807,545 shares of common stock held by the Nickel 2006 GRAT, (iii) 300,000 shares held by the Nickel 2003 Revocable Trust, (iv) 106,114,284 shares of common stock held by the MA 1994 B Shares, L.P., (v) 73,386,032 shares of common stock held by the Artsfare 2006 Trust No. 1, Artsfare 2006 Trust No. 2, Artsfare 2005 Trust No. 2, Eternity Four Trust and the Nickel 1997 Irrevocable Trust by virtue of the authority granted to Mr. Arison under the last will of Ted Arison and (v) 1,432,440 shares of common stock held by the Artsfare 2003 Trust by virtue of authority granted under the trust instrument all of which may be deemed to be beneficially owned by Mr. Arison.
(5) The shares described above include 1,200 shares of common stock owned by Shari Arison's children. Shari Arison disclaims beneficial ownership of the shares owned by her children.
(6) MA 1994 B Shares, L.P. ("MA 1994, L.P.") owns 106,114,284 shares of common stock. The general partner of MA 1994, L.P. is MA 1994 B Shares, Inc. ("MA 1994, Inc."), which is wholly-owned by the Nickel 1994 "B" Trust, a trust established for the benefit of Mr. Arison and his heirs (the "B Trust"). The sole limited partner of MA 1994, L.P. is the B Trust. Under the terms of the instrument governing the B Trust, Mr. Arison has the sole right to vote and direct the sale of the common stock indirectly held by the B Trust. By virtue of the limited partnership agreement of MA 1994, L.P., MA 1994, Inc. may be deemed to beneficially own all such 106,114,284 shares of common stock. By virtue of Mr. Arison's interest in the B Trust and the B Trust's interest in MA 1994, L.P., Mr. Arison may be deemed to beneficially own all such 106,114,284 shares of common stock. The trustee of the B Trust is JMD Delaware, Inc., a corporation wholly-owned by James
     M. Dubin.
(7) Nickel 2003 Revocable Trust, a trust established for the benefit of Mr. Arison and his heirs (the "Nickel 2003 Trust") owns 881,747,shares of common stock. Under the terms of the instrument governing the Nickel 2003 Trust, Mr. Arison has the sole right to vote and direct the sale of the common stock indirectly held by the Nickel 2003 Trust. The trustee of the Nickel 2003 Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.
(8) JMD-LMA Protector, Inc., a Delaware corporation, is the protector of the Artsfare 2006 Trust No. 1, the Artsfare 2006 Trust No. 2 and Artsfare 2005 Trust No. 2. JMD-LMA Protector, Inc. has shared voting and dispositive power with respect to the shares of common stock held by Artsfare 1992 Irrevocable Trust and Artsfare 2005 Trust No. 2.

(9) JPMorgan Trust Company of Delaware acts as trustee Eternity Two Trust. As Trustee of Eternity Two Trust, JPMorgan Trust Company of Delaware has shared voting and dispositive power with respect to 3,000,000 shares of common stock held by Eternity Two Trust and shared dispositive power with respect to 759,010 shares of common stock beneficially owned by Eternity Two Trust by virtue of its interest in TAMMS. JPMorgan Trust Company of Delaware disclaims beneficial ownership of the common stock held by Eternity Two Trust.
(10) MBA I owns 1,400,000 shares of common stock and a limited partnership interest in TAMMS (See Note 3 above). MBA I may be deemed to own 791,449 shares of common stock held by TAMMS which corresponds to its respective partnership interest in TAMMS and TAMMS Corp. The Artsfare 2003 Trust owns a controlling interest in MBA I; therefore, the Artsfare 2003 Trust be deemed to beneficially own all such 2,191,449 shares of common stock.
(11) By virtue of being the sole shareholder of JMD Delaware, Inc. and JMD-LMA Protector, Inc., a 50% shareholder of Knight Protector, Inc., and the sole trustee of the Artsfare 2003 Trust, Mr. Dubin may be deemed to own the aggregate of 117,408,814 shares of common stock beneficially owned by such entities, as to which he disclaims beneficial ownership. Mr. Dubin beneficially owns 1,000 shares of common stock held directly.
(12) By virtue of being a 50% shareholder of Knight Protector, Inc., Mr. O'Neil may be deemed to own the aggregate of 65,546,535 shares of common stock beneficially owned by such entity, as to which he disclaims beneficial ownership.
(13) SunTrust Delaware Trust Company acts as trustee for the Artsfare 2005 Trust No. 2, the Artsfare 2006 Trust No. 1 and the Artsfare 2006 Trust No. 2.
(14) Knight Protector, Inc. acts as protector of the Eternity Four Trust, and has shared dispositive power with respect to all 61,787,525 shares of common stock held by Eternity Four Trust, shared voting power with respect to 31,701,809 shares of common stock held by Eternity Four Trust and sole voting power with respect to 30,085,716 shares of common stock held by Eternity Four Trust. Knight Protector, Inc. acts as protector of the Eternity Two Trust, and has shared voting and dispositive power with respect to 3,000,000 shares of common stock held by Eternity Two Trust and shared dispositive power with respect to 759,010 shares of common stock beneficially owned by Eternity Two Trust by virtue of its interest in TAMMS.
(15) Citigroup Institutional Trust Company acts as trustee for the Eternity Four Trust. According to Amendment No. 2 to Schedule 13G filed on February 8, 2006 by Citigroup Inc. and Citigroup Institutional Trust Company (formerly known as Smith Barney Corporate Trust Company), as of December 31, 2005 Citigroup Institutional Trust Company (of which Citigroup Inc. is the sole member) has shared voting power over 26,400 shares of common stock and shared dispositive power over 61,813,925 shares of common stock (61,787,525 shares of which are shares held by the Eternity Four Trust), and Citigroup Inc. has shared voting power over 1,456,082 shares of common stock and shared dispositive power over 64,132,382 shares of common stock (61,787,525 shares of which are shares held by the Eternity Four Trust).
(16) Includes (i) 240,000 Vested Options and (ii) 264,000 shares of common stock owned by Dickinson Enterprises Limited Partnership (the "Dickinson Partnership"). The general partner of the Dickinson Partnership is Dickinson Enterprises, Inc., which is wholly owned by a revocable trust established for the benefit of Mr. Dickinson and his heirs (the "Dickinson Trust"). Under the terms of the instrument governing the Dickinson Trust, Mr. Dickinson has the sole right to vote and direct the sale of the common stock indirectly held by the Dickinson Trust.
(17) Includes 108,000 Vested Options.
(18) Includes (i) 360,000 Vested Options and (ii) 4,000 shares of common stock owned by the Jackson S. Woolworth Irrevocable Trust and the Cassidy B. Woolworth Trust (Mr. Frank is trustee), as to which Mr. Frank disclaims beneficial ownership.
(19) Includes (i) 40,000 Vested Options and (ii) 13,892 shares held by Mr. Ratcliffe's wife. Does not include Mr. Ratcliffe's conditional right to receive 20,000 restricted share units and 10,000 shares of common stock pursuant to the Carnival Corporation 2002 Stock Plan after a five-year retention period, during which Mr. Ratcliffe does not have the right to vote or direct the sale of those shares.
(20) Does not include Mr. Ratcliffe's conditional right to receive 40,228 share awards under the Carnival plc Deferred Bonus and Co-Investment Matching Plan after a three-year retention period, during which Mr. Ratcliffe does not have the right to vote or direct the sale of those shares.
(21) Includes (i) 46,400 Vested Options, (ii) 2,000 shares owned by the Capen Trust, of which Mr. Capen is co-trustee, and (iii) 802 shares of common stock owned by Mr. Capen's wife as to which he disclaims beneficial ownership.
(22) Includes 25,400 Vested Options.
(23) Includes 6,000 Vested Options.
(24) Includes 8,000 shares of common stock held by the Helen K. Lanterman Trust (Mr. Lanterman is trustee).
(25) Includes 40,400 Vested Options.
(26) Includes 7,000 shares held by Whitefoord Limited on behalf of GHM Trustees Limited, the trustee for Sir John Parker's Fixed Unapproved Restricted Retirement Scheme.
(27) Includes 15,600 Vested Options.
(28) As reflected in Amendment No. 7 to Schedule 13G, dated August 10, 2006, as filed with the U.S. Securities and Exchange Commission.
(29) Based on notifications to Carnival plc of interests of 3% or more in the share capital of Carnival plc as required by the Companies Act 1985.
(30) Includes 2,022,694 Vested Options.
(31) Includes 118,000 Vested Options.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of Forms 3 and 4 and amendments thereto furnished to Carnival Corporation and Carnival plc during and with respect to their most recent fiscal year and upon written representations from persons known to Carnival to be subject to Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "reporting person") that no Form 5 is required to be filed for such reporting person, all reporting persons filed on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended November 30, 2006.

                         PROPOSAL 1 (RESOLUTIONS 1-14)
                     ELECTION AND RE-ELECTION OF DIRECTORS

The DLC structure requires the boards of Carnival plc and Carnival Corporation to be identical. Shareholders are required to approve the election and re-election of directors to each board. There are 14 nominees for election or re-election to each board of directors. Each nominee currently serves as a director of both companies. All directors are to be elected or re-elected to serve until the next annual meeting and until their successors are elected.

With respect to each nominee set forth below, the information presented includes such person's age, the month and year in which such person first became a director, any other position held with Carnival Corporation and Carnival plc, such person's principal occupations during at least the past five years and any directorships held by such nominee in public or certain other companies.

The Nominating & Governance Committees conducted performance evaluations on the members of our boards of directors and reported the results to the boards. Because A. Kirk Lanterman has reached the age of 75, in accordance with the Carnival Corporation & plc Corporate Governance Guidelines, he has not been nominated for re-election to the boards. The boards determined that each director was an effective member of the boards and, therefore, that each director (other than Mr. Lanterman) should be proposed for election or re-election.

ACCORDINGLY, THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE ELECTION OR RE-ELECTION OF EACH OF THE FOLLOWING NOMINEES:

MICKY ARISON, age 57, has been Chairman of the board of directors of Carnival Corporation since October 1990 and a director since June 1987. He became a director and Chairman of the board of directors of Carnival plc in April 2003. He has been Chief Executive Officer of Carnival Corporation since 1979 and became Chief Executive Officer of Carnival plc in April 2003.

AMBASSADOR RICHARD G. CAPEN, JR., age 72, has been a director of Carnival Corporation since April 1994 and a director of Carnival plc since April 2003. He is currently a corporate director, author and business consultant. From 1992 to 1993, Ambassador Capen served as United States Ambassador to Spain. From 1989 to 1991, Ambassador Capen served as Vice Chairman of Knight-Ridder, Inc. Ambassador Capen was the Chairman and Publisher of the Miami Herald from 1983 to 1989. Ambassador Capen is a member of the boards of directors of the Fixed Income Funds of The Capital Group, the New Economy Fund and Smallcap World Fund.

ROBERT H. DICKINSON, age 64, has been a director of Carnival Corporation since June 1987 and a director of Carnival plc since April 2003. Since May 2003, Mr. Dickinson has served as President and Chief Executive Officer of the Carnival Cruise Lines division of Carnival Corporation. From May 1993 through May 2003, Mr. Dickinson was President and Chief Operating Officer of Carnival Cruise Lines.

ARNOLD W. DONALD, age 52, has been a director of Carnival Corporation since January 2001 and a director of Carnival plc since April 2003. Since January 2006, Mr. Donald has served as President and Chief Executive Officer of
Juvenile Diabetes Research Foundation International. From March 2000 to November 2005, Mr. Donald was the Chairman of the Board of Merisant Company, a manufacturer and marketer of tabletop sweetener products, including the Equal(R) and Canderel(R) brands. From March 2000 to March 2003, he was also the Chief Executive Officer of Merisant Company. From January 1998 to March 2000 he was Senior Vice-President of Monsanto Company, a company which develops agricultural products and consumer goods, and president of its nutrition and consumer sector. Prior to that he was President of Monsanto Company's agricultural sector. He is a member of the boards of directors of Crown Holdings, Inc., The Laclede Group, Inc., Oil-Dri Corporation of America, Russell Corporation and The Scotts Miracle-Gro Company.

PIER LUIGI FOSCHI, age 60, has been a director of Carnival Corporation and Carnival plc since April 2003. He has been Chief Executive Officer of Costa Crociere S.p.A. ("Costa"), a subsidiary of Carnival plc, and chairman of its board since January 2000.

HOWARD S. FRANK, age 65, has been Vice Chairman of the board of directors of Carnival Corporation since October 1993 and a director since April 1992. He has been a director, Vice Chairman of the board of directors and Chief Operating Officer of Carnival plc since April 2003. He has served as Chief Operating Officer of Carnival Corporation since January 1998.

RICHARD J. GLASIER, age 61, has been a director of Carnival Corporation and Carnival plc since July 2004. From July 2002 to May 2005, Mr. Glasier was President of Argosy Gaming Company, an owner and operator of casinos, and its Chief Executive Officer from May 2003 until October 2005. From November 1995 to July 2002, Mr. Glasier was Executive Vice President and Chief Financial Officer of Royal Caribbean Cruises Ltd.

BARONESS HOGG, age 60, has been a director of Carnival Corporation since April 2003 and a director of Carnival plc since October 2000. She is Chairman of 3i Group Plc and Frontier Economics Ltd. Sarah Hogg was Head of the Prime Minister's Policy Unit, with the rank of Second Permanent Secretary, from 1990 to1995. She also served as a non-executive director of The Peninsular and Oriental Steam Navigation Company between 1999 and October 2000 and Deputy Chairman of GKN plc from 1996 to May 2006.

MODESTO A. MAIDIQUE, age 66, has been a director of Carnival Corporation since April 1994 and a director of Carnival plc since April 2003. He has been President of Florida International University ("FIU") since 1986. Prior to assuming the presidency of FIU, Dr. Maidique taught at the Massachusetts Institute of Technology, Harvard University and Stanford University. Dr. Maidique has also served as Vice President and General Manager of the Semiconductor Division of Analog Devices, Inc. which he co-founded in 1969, as President and Chief Executive Officer of Genome Therapeutics Corporation (formerly known as Collaborative Research, Inc.), a genetics engineering firm, and as General Partner of Hambrecht & Quist, a venture capital firm. Dr. Maidique is a director of National Semiconductor, Inc.

SIR JOHN PARKER, age 64, has been a director of Carnival Corporation since April 2003 and a director of Carnival plc since October 2000. He was Deputy Chairman of Carnival plc from September 2002 to April 2003. He is the non-executive Chairman of National Grid plc and Chairman of The Peninsular and Oriental Steam Navigation Company. He is also Senior Non-Executive Director of the Court of the Bank of England and Chancellor of the University of Southampton. He was formerly a non-executive director of GKN plc, Brambles Industries plc and BG Group plc, Chairman of Babcock International Group plc and RMC Group plc and a President of the Royal Institution of Naval Architects. Sir John Parker has been a member of the General Committee of Lloyds Register of Shipping since 1983 and was Chairman of its Technical Committee from 1993 until 2002.

PETER G. RATCLIFFE, age 58, has been a director of Carnival Corporation since April 2003 and a director of Carnival plc since October 2000. He was Carnival plc's Chief Executive Officer until April 2003. He is now Chief Executive Officer of P&O Princess Cruises International comprised of Cunard Line, Ocean Village, P&O Cruises, P&O Cruises (Australia), Princess Cruises, Princess Tours and Swan Hellenic.

STUART SUBOTNICK, age 65, has been a director of Carnival Corporation since July 1987 and a director of Carnival plc since April 2003. Mr. Subotnick has been a general partner and the Executive Vice President of Metromedia Company since July 1986. He is a director of Abovenet Inc., Big City Radio Inc. and Metromedia International Group, Inc.

LAURA WEIL, age 50, has been a director of Carnival Corporation and Carnival plc since January 2007. Ms. Weil was the Chief Operating Officer and Senior Executive Vice President of AnnTaylor Stores Corporation, a women's apparel company, from October 2005 to May 2006. From December 1995 to September 2005, she was the Chief Financial Officer and Executive Vice President of American Eagle Outfitters, Inc., a clothing retailer. She is now a retail consultant and director of Ultra Stores Corporation, a privately held jewelry retailer.

UZI ZUCKER, age 71, has been a director of Carnival Corporation since July 1987 and a director of Carnival plc since April 2003. Mr. Zucker was a Senior Managing Director of Bear, Stearns & Co. until he retired in December 2002. Mr. Zucker is now a private investor.


                     PROPOSALS 2 & 3 (RESOLUTIONS 15 & 16)
  RE-APPOINTMENT AND REMUNERATION OF INDEPENDENT AUDITORS FOR CARNIVAL PLC AND
    RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
                            FOR CARNIVAL CORPORATION

The Audit Committee of the board of directors of Carnival plc has selected the UK firm of PricewaterhouseCoopers LLP as Carnival plc's independent auditors for the year ending November 30, 2007, subject to approval of our shareholders. The Audit Committee of the board of directors of Carnival Corporation has selected the U.S. firm of PricewaterhouseCoopers LLP as Carnival Corporation's independent registered certified public accounting firm for the year ending November 30, 2007. Representatives of both the U.S. and UK firms of PricewaterhouseCoopers LLP will be present at the annual meetings and will have an opportunity to make a statement if they desire to do so. Representatives of PricewaterhouseCoopers LLP will be available to respond to appropriate questions from shareholders.

This resolution would re-appoint PricewaterhouseCoopers LLP as the independent auditors of Carnival plc until the conclusion of the next general meeting at which accounts are laid. It is a requirement of Section 385(2) of the Companies Act 1985 that Carnival plc appoint its independent auditors at a general meeting at which accounts are laid. You are also being asked to authorize the Audit Committee of Carnival plc to determine the remuneration of PricewaterhouseCoopers LLP as independent auditors of Carnival plc.

Although ratification by our shareholders of the appointment of independent certified public accountants for Carnival Corporation is not legally required, our boards of directors believe that such action is desirable. If our shareholders do not approve Proposal 2, the Audit Committees will consider the selection of another accounting firm for 2007 and future years.

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE RE-APPOINTMENT OF THE UK FIRM OF PRICEWATERHOUSECOOPERS LLP AS CARNIVAL PLC'S INDEPENDENT AUDITORS FOR THE 2007 FISCAL YEAR, THE AUTHORIZATION OF THE AUDIT COMMITTEE OF CARNIVAL PLC TO AGREE THE REMUNERATION OF PRICEWATERHOUSECOOPERS LLP AND THE RATIFICATION OF THE SELECTION OF THE U.S. FIRM OF PRICEWATERHOUSECOOPERS LLP AS CARNIVAL CORPORATION'S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR THE 2007 FISCAL YEAR.

                           PROPOSAL 4 (RESOLUTION 17)
                RECEIPT OF ACCOUNTS AND REPORTS OF CARNIVAL PLC

The directors of Carnival plc are required by the Companies Act 1985 to present the financial statements, the UK statutory Directors' Report and the auditors' report relating to those accounts to the Carnival plc shareholders. Accordingly, the directors of Carnival plc lay before the annual meetings the Carnival plc accounts and the reports of the directors and auditors for the financial year ended November 30, 2006, which have been approved by and signed on behalf of Carnival plc's board of directors and will be delivered to Companies House in the UK following the annual meetings. Shareholders are voting to approve receipt of these documents, as UK law does not require shareholder approval of the substance and content of these documents. The UK statutory Directors' Report and the summary financial information for the financial year ended November 30, 2006 are attached to this proxy statement as Annex A. The full accounts and reports of Carnival plc will be available for inspection prior to and during the annual meetings.

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE RECEIPT OF THE ACCOUNTS AND REPORTS OF CARNIVAL PLC FOR THE FINANCIAL YEAR ENDED NOVEMBER 30, 2006.

                           PROPOSAL 5 (RESOLUTION 18)
                   APPROVAL OF DIRECTORS' REMUNERATION REPORT

The UK Directors' Remuneration Report Regulations 2002 incorporated into the Companies Act 1985 (the "DRR Regulations") require companies listed on the Official List of the UK Listing Authority to prepare a directors' remuneration report, which must be put to a shareholder vote. Shareholders are voting to approve adoption of the Carnival plc Directors' Remuneration Report, which is in two parts. Part I also constitutes the Report of the Compensation Committees as required by regulations promulgated by the U.S. Securities and Exchange Commission, and includes information that Carnival plc is required to disclose in accordance with the DRR Regulations. Part II of the Carnival plc Directors' Remuneration Report is set forth as Annex B to this proxy statement and includes the additional information that Carnival plc is required to disclose in accordance with the DRR Regulations, including information which has been audited. UK law does not require shareholder approval of the substance and content of the Carnival plc Directors' Remuneration Report. Accordingly, disapproval of the Carnival plc Directors' Remuneration Report will not require us to amend the report although under applicable UK guidelines the boards and Compensation Committees are expected to take into account both the voting result and the views of our shareholders in their application, development and implementation of remuneration policies and schemes.

The Carnival plc Directors' Remuneration Report sets out the boards' remuneration policy for the next and subsequent financial years and other details required by the DRR Regulations and the Combined Code appended to the Listing Rules of the UK Listing Authority (the "UK Combined Code").

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE APPROVAL OF THE CARNIVAL PLC DIRECTORS' REMUNERATION REPORT.

                     PROPOSALS 6 & 7 (RESOLUTIONS 19 & 20)
        APPROVAL OF LIMITS ON THE AUTHORITY TO ALLOT CARNIVAL PLC SHARES
         AND THE DISAPPLICATION OF PRE-EMPTION RIGHTS FOR CARNIVAL PLC

At the last Carnival plc annual general meeting, the shareholders of Carnival plc approved appropriate limits on the authority and power granted to directors by Carnival plc's articles of association to allot ordinary shares of Carnival plc and to allot shares for cash without making a pre-emptive offer to existing shareholders. These prior authorizations lapse at the upcoming annual general meeting.

Under Article 30 of Carnival plc's articles of association, the directors have, for a "prescribed period," unconditional authority to allot ordinary shares in Carnival plc up to an aggregate nominal amount known as the "Section 80 amount." The prescribed period and the Section 80 amount are approved by shareholders passing an ordinary resolution. By passing an ordinary resolution, shareholders are authorizing the board of Carnival plc to issue, during the prescribed period, up to an amount of shares having an aggregate nominal value equal to the Section 80 amount, without further shareholder approval. In the absence of such approval, the issuance of any additional shares would require shareholder approval.

Under Article 31, the directors have, for the same prescribed period, power to allot ordinary shares for cash without making a pre-emptive offer to existing shareholders up to an aggregate nominal amount known as the "Section 89 amount." The Section 89 amount is approved by shareholders passing a special resolution. By passing a special resolution, shareholders are authorizing the board of Carnival plc to issue, during the same prescribed period, an amount of shares having an aggregate nominal value equal to the Section 89 amount, for cash without first offering them to existing shareholders of Carnival plc.

Carnival Corporation's articles of incorporation do not contain provisions similar to Articles 30 and 31 of Carnival plc's articles of association and holders of Carnival Corporation shares do not have pre-emption rights. Accordingly, no action is required in respect of Carnival Corporation's authority to allot shares or to disapply pre-emption rights.

In common with many UK companies, resolutions to renew the prescribed period and re-establish the Section 80 amount and the Section 89 amount are normally proposed each year as the directors believe occasions may arise from time to time when it would be beneficial for shares to be allotted and for shares to be allotted for cash without making a pre-emptive offer. This is the purpose of

Resolution  19  (an  ordinary   resolution)   and   Resolution  20  (a  special
resolution). As usual, the prescribed period is the period from the passing of the resolutions until the next annual general meeting.

Guidelines issued by the Association of British Insurers, whose member insurance companies are some of the largest institutional investors in UK listed companies, require the Section 80 amount to be limited to the lesser of
(a) the authorized but unissued ordinary share capital and (b) one-third of the issued ordinary share capital. By reference to Carnival plc's issued ordinary share capital on January 31, 2007, the maximum Section 80 amount is $21,239,657 which is the nominal value of the authorized but unissued ordinary share capital of Carnival plc and is equivalent to approximately 6% of Carnival plc's issued share capital.

Guidelines issued by the Pre-emption Group, a group comprising representatives of UK listed companies, investment institutions and corporate finance practitioners and formed under the support of the LSE to monitor the operation of the Guidelines, recommend that a resolution to disapply Section 89 of the Companies Act 1985 should be limited to an amount of equity securities not exceeding 5% of the nominal value of the company's issued ordinary share capital. By reference to Carnival plc's issued ordinary share capital on January 31, 2007, the maximum Section 89 amount is $17,688,017.

The directors have no commitment or plans to allot additional shares of Carnival plc.

Carnival plc's authorized share capital is $375 million and (pound)100,002 divided into 225,903,614 ordinary shares of $1.66 each, two subscriber shares of (pound)1 each, 99,998 preference shares of (pound)1 each, a special voting share of (pound)1 and an equalization share of (pound)1. As of January 31, 2007, there were 213,108,640 ordinary shares allotted and issued. The proposals you are voting on do not increase the authorized share capital of Carnival plc.

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE APPROVAL OF LIMITS ON THE AUTHORITY TO ALLOT CARNIVAL PLC SHARES AND THE DISAPPLICATION OF PRE-EMPTION RIGHTS FOR CARNIVAL PLC.

                           PROPOSAL 8 (RESOLUTION 21)
                  GENERAL AUTHORITY TO BUY BACK CARNIVAL PLC ORDINARY SHARES

In October 2004, Carnival Corporation and Carnival plc announced that their boards of directors had authorized the repurchase of up to an aggregate of $1 billion of Carnival Corporation and Carnival plc shares. That program was completed and in June 2006 Carnival Corporation & Carnival plc announced that their boards of directors had authorized the repurchase of up to an additional $1 billion of Carnival Corporation and Carnival plc shares. Shareholder approval is not required for us to buy back shares of Carnival Corporation, but is required under the Companies Act 1985 for us to buy back shares of Carnival plc. Accordingly, last year Carnival Corporation and Carnival plc sought and obtained shareholder approval to effect market purchases (within the meaning of Section 163(3) of the Companies Act 1985) of up to 10,633,211 ordinary shares of Carnival plc (being approximately 5% of Carnival plc's ordinary shares in issue). That approval expires at the conclusion of Carnival plc's 2007 annual general meeting. As a result, shareholder approval to effect market purchases of up to 10,655,432 ordinary shares of Carnival plc (being approximately 5% of Carnival plc's ordinary shares in issue) is being sought. Under the terms of the Equalization and Governance Agreement entered into between Carnival Corporation and Carnival plc on formation of the DLC structure, Carnival plc is restricted from repurchasing more than 5% of its shares in any 12 month period from April 17, 2005 until April 17, 2008.

As of January 31, 2007, Carnival Corporation has purchased an aggregate of 26,666,649 shares of Carnival Corporation for approximately $1.2 billion, and Carnival Investments Limited, a subsidiary of Carnival Corporation, has purchased 650,000 shares of Carnival plc for approximately $25 million. The boards of directors confirm that the authority to purchase Carnival plc's shares will only be exercised after careful consideration of prevailing market conditions and the position of Carnival plc. In particular, the program will only proceed if we believe that it is in the best interests of Carnival Corporation, Carnival plc and their shareholders generally. The boards of directors are making no recommendation as to whether shareholders should sell any shares in Carnival plc and/or Carnival Corporation.

If the boards of directors exercise the authority conferred by Proposal 8 (Resolution 21), we would have the option of holding the shares in treasury, or canceling them. Shares held in treasury can be re-sold for cash, used for employee share schemes or later cancelled. The boards of directors think it prudent to maintain discretion as to dealing with the purchased shares.

The boards of directors consider that any buy back of Carnival plc may include the purchase of its American Depositary Shares ("ADSs"), each representing one ordinary share of Carnival plc, with a subsequent cancellation of the underlying ADSs. If the underlying ADSs are so cancelled, Carnival plc will either cancel or hold in treasury the ordinary share represented by such ADSs.

The minimum price (exclusive of expenses) which may be paid for each Carnival plc ordinary share is $1.66, and the maximum price which may be paid is an amount (exclusive of expenses) equal to the higher of: (i) 105% of the average middle market quotations for an ordinary share, as derived from the LSE Daily Official List, for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased; and (ii) that stipulated by Article 5 of Commission Regulation (EC) of 22 December 2003 (No. 2273/2003).

As of January 31, 2007, there are options outstanding to subscribe for 3,264,249 ordinary shares and Carnival plc has issued 68,702 restricted share units, which represent approximately 1.6% of Carnival plc's issued share capital. If 10,655,432 ordinary shares of Carnival plc were purchased, these options and restricted share units would represent approximately 1.6% of Carnival plc's issued share capital.

The authority to purchase Carnival plc ordinary shares will expire at the conclusion of the Carnival plc annual general meeting in 2008 or on October 15, 2008, whichever is earlier (except in relation to any purchases of shares the contract for which was entered before the expiry of such authority).

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE GENERAL AUTHORITY TO BUY BACK CARNIVAL PLC ORDINARY SHARES.

                           PROPOSAL 9 (RESOLUTION 22)
      APPROVAL OF ELECTRONIC COMMUNICATIONS WITH CARNIVAL PLC SHAREHOLDERS

Carnival plc believes it is in its best interests to take advantage of new Companies Act 2006 rules for communications between companies, shareholders and others that came into effect on January 20, 2007.

The key change made by the Companies Act 2006 is that shareholders are assumed to have agreed to Carnival plc publishing documents and information on a website in lieu of delivering paper copies of the materials to the shareholders if certain conditions are met and procedures followed. Shareholders can, however, ask for a hard copy of any document at any time.

One of the  conditions  is that  Carnival  plc's  shareholders  have  adopted a resolution permitting Carnival plc to send or supply documents or information to shareholders by making them available on a website. Such approval covers all documents or information that Carnival plc may send to shareholders. This includes, but is not limited to, annual accounts and reports, summary financial statements, notices of general meetings and any documents which Carnival plc is required to send to shareholders under the Financial Services Authority's Listing Rules or other rules to which Carnival plc is subject. The resolution supersedes any inconsistent provision in Carnival plc's articles of association.

If the resolution is passed, Carnival plc will ask each shareholder individually to agree that Carnival plc may send or supply documents or information by means of a website. The request will explain that, if Carnival plc has not received a response from the shareholder within 28 days, the shareholder will be deemed to have agreed. The request will be sent to all shareholders.

Even if a shareholder fails to respond, and is deemed to have agreed to website publication, he or she can ask for a hard copy of any document from Carnival plc at any time. Carnival plc will send the copy free of charge within 21 days of receiving the request.

Carnival plc will notify shareholders when a document or information is made available on the website. Shareholders may choose to receive this notification in hard copy or by e-mail.

The new arrangements are expected to save considerable administrative, printing and postage costs, while preserving shareholders' rights to receive hard copy documents if they wish.

Accordingly, shareholder approval permitting Carnival plc to send or supply documents or information to shareholders by making them available on a website is being sought.

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE APPROVAL OF ELECTRONIC COMMUNICATIONS WITH CARNIVAL PLC SHAREHOLDERS.

                     BOARD STRUCTURE AND COMMITTEE MEETINGS

INDEPENDENCE OF BOARD MEMBERS

The boards of directors have determined that each of the following directors is an "independent director" in accordance with the corporate governance rules of the NYSE as a result of having no material relationship with Carnival Corporation & plc other than (1) serving as a director and board committee member, (2) receiving related fees as disclosed in this proxy statement and (3) having beneficial ownership of Carnival Corporation and/or Carnival plc securities as disclosed in the section of this proxy statement entitled "STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT": Ambassador Richard G. Capen, Jr., Arnold W. Donald, Richard J. Glasier, Baroness Hogg, Modesto A. Maidique, Sir John Parker, Stuart Subotnick, Laura Weil and Uzi Zucker.

BOARD MEETINGS

During the year ended November 30, 2006, the board of directors of each of Carnival Corporation and Carnival plc held a total of nine meetings and acted on one occasion by unanimous written consent. Each Carnival Corporation director and each Carnival plc director attended either telephonically or in person at least 75% of all Carnival Corporation & plc board of directors and applicable committee meetings.

Our Corporate Governance Guidelines provide that our non-management directors will meet privately in executive session at least quarterly. Since Mr. Lanterman served as our consultant, he did not participate in the executive sessions. All of our other non-management directors, acting in executive session, elected Stuart Subotnick as the Presiding Director to preside at these meetings. Mr. Subotnick also acts as the senior independent director under the UK Combined Code.

All board members are expected to attend our annual meetings of shareholders. At the 2006 annual meetings, all of the board members of each company were in attendance except for Laura Weil who was not a board member at that time.

BOARD COMMITTEES

The board of directors of each of Carnival Corporation and Carnival plc has established standing Audit; Compensation; Executive; Health, Environmental, Safety & Security ("HESS"); and Nominating & Governance Committees, which are comprised of the same directors for each company. A majority of the directors of each company and all of the members of the Audit Committee, Compensation Committee, HESS Committee and Nominating & Governance Committee of each company are independent (as defined by the listing standards of the NYSE and the UK Combined Code).

The membership and function of each committee is described below. The Corporate Governance Guidelines and copies of the charters of the Audit, Compensation, HESS and Nominating & Governance Committees are available on our website at www.carnivalcorp.com or www.carnivalplc.com and are available in print to any shareholder upon request. Each committee will periodically review its charter in light of new developments in applicable regulations and may make additional recommendations to the boards to reflect evolving best practices.

Additional information with respect to Carnival plc's corporate governance practices during the 2006 financial year is included in the Carnival plc Corporate Governance Report attached to this proxy statement as Annex C.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            NUMBER OF MEETINGS/
NAME OF COMMITTEE                                                                                           CONSENT ACTIONS IN
AND MEMBERS                                                   FUNCTIONS OF THE COMMITTEE                        FISCAL 2006
-----------------------------------------------------------------------------------------------------------------------------------
                                               o    Inspects the work and written reports of our
AUDIT:                                              internal audit department                                       12
         Richard J. Glasier, Chair             o    Reviews submissions from independent auditors
         Richard G. Capen, Jr.                 o    Selects independent auditors and approves fees
         Modesto A. Maidique                        for audit and non-audit services
         Stuart Subotnick                      o    Assists board oversight of:
         Laura Weil*                                --   the integrity of our financial statements;


* APPOINTED ON JANUARY 22, 2007.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            NUMBER OF MEETINGS/
NAME OF COMMITTEE                                                                                           CONSENT ACTIONS IN
AND MEMBERS                                                   FUNCTIONS OF THE COMMITTEE                        FISCAL 2006
-----------------------------------------------------------------------------------------------------------------------------------
                                                    --   our compliance with legal and regulatory
                                                         requirements;
                                                    --   the independent auditors' qualifications and
                                                         independence; and
                                                    --   the performance of the internal audit function
                                                         and the independent auditors
                                               o    Prepares the report of the Audit Committees to be
                                                    included in our proxy statement

COMPENSATION:                                  o    Discharges the board's responsibilities relating                 6
         Arnold W. Donald, Chair                    to the compensation of independent directors and
         Richard J. Glasier                         executive officers
         Baroness Sarah Hogg                   o    Administers stock incentive plans
                                               o    Approves grants of stock, restricted share units
                                                    and option awards
                                               o    Prepares the annual report on executive compensation
                                                    to be included in our proxy statement
                                               o    Makes recommendations to the board with respect
                                                    to incentive compensation and equity-based plans

EXECUTIVE:                                     o    Exercises the authority of the full board of                     9
         Micky Arison, Chair                        directors in between board meetings
         Howard S. Frank
         Uzi Zucker

HESS (established April 20, 2006):             o    Reviews and recommends policies relative to the                  2
         Sir John Parker, Chair                     protection of the environment and the health, safety
         Arnold W. Donald                           and security of employees, contractors, customers
         Baroness Sarah Hogg                        and the public
                                               o    Supervises and monitors health, environmental, safety
                                                    and security policies and programs.
                                               o    Reviews with management significant risks or exposures
                                                    and actions required to minimize such risks

NOMINATING &                                   o    Develops and recommends to the boards Corporate                  4
GOVERNANCE:                                         Governance Guidelines reflecting the requirements
         Uzi Zucker, Chair                          applicable to companies listed for trading on the
         Sir John Parker                            NYSE and the LSE
         Stuart Subotnick                      o    Identifies individuals qualified to become board
                                                    members
                                               o    Recommends to the boards the director nominees for
                                                    the next annual meetings of shareholders
                                               o    Recommends to the boards director nominees for
                                                    each committee
                                               o    Assists the boards with such other matters as may
                                                    be set forth in its charter from time to time

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines address various governance issues and principles, including director qualifications and responsibilities, access to management personnel, director compensation, director orientation and continuing education and annual performance evaluations of the boards and directors. Our Corporate Governance Guidelines are posted on our website at www.carnivalcorp.com or www.carnivalplc.com.

NOMINATIONS OF DIRECTORS

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Nominating & Governance Committee. As the DLC structure requires that there be identical boards of directors, the Nominating & Governance Committees make one set of determinations in relation to both companies.

The Nominating & Governance Committees actively seek individuals qualified to become board members and recommend to the boards the nominees to stand for election as directors at the annual meetings of shareholders or, if applicable, at a special meeting of shareholders.

When evaluating prospective candidates for director, regardless of the source of the nomination, the Nominating & Governance Committees will consider, in accordance with their charter, such factors, as they deem appropriate, including:

o    the candidate's judgment;

o    the candidate's skill;

o    diversity considerations;

o the candidate's experience with businesses and other organizations of comparable size;

o the interplay of the candidate's experience with the experience of other board members; and

o the extent to which the candidate would be a desirable addition to the boards and any committees of the boards.

The Nominating & Governance Committees will also use their best efforts to seek to ensure that the composition of the boards at all times adheres to the independence requirements applicable to companies listed for trading on the NYSE and the LSE. The Nominating & Governance Committees may consider candidates proposed by management, but are not required to do so. Other than the foregoing, there are no stated minimum criteria for director nominees.

The Nominating & Governance Committees identify nominees by first evaluating the current members of the boards willing to continue in service. Current members of the boards with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the boards with that of obtaining a new perspective. If any member of the boards does not wish to continue in service or if the Nominating & Governance Committees or the boards decide not to re-nominate a member for re-election, the Nominating & Governance Committees identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating & Governance Committees and the boards are polled for suggestions as to individuals meeting the criteria of the Nominating & Governance Committees. The Nominating and Governance Committees may engage a third party search firm to identify or evaluate or assist in identifying potential nominees. Laura Weil, who was appointed to the boards of directors in January 2007, was recommended to the Nominating & Governance Committee by a non-management director.

PROCEDURES REGARDING DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The Nominating & Governance Committees will also consider shareholder recommendations of qualified director nominees when such recommendations are submitted in accordance with the procedures below. In order to have a nominee considered by the Nominating & Governance Committees for election at the 2008 annual meetings, a shareholder must submit its recommendation in writing to the attention of our Secretary at our headquarters not later than November 9, 2007. Any such recommendation must include:

o    the name and address of the candidate;

o a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

o the candidate's signed consent to serve as a director if elected and to be named in the proxy statement.

Once we receive the recommendation, we will deliver to the candidate a questionnaire that requests additional information about the candidate's independence, qualifications and other matters that would assist the Nominating & Governance Committees in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating & Governance Committees.

COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARDS

Shareholders who wish to communicate with the boards should address their communications to the attention of the Secretary of Carnival Corporation and Carnival plc at 3655 N.W. 87th Avenue, Miami, Florida 33178. The Secretary will maintain a log of all such communications, promptly forward to the Presiding Director those which the Secretary believes require immediate attention, and also periodically provide the Presiding Director with a summary of all such communications and any responsive actions taken. The Presiding Director will notify the boards or the chairs of the relevant board committees as to those matters that he believes are appropriate for further action or discussion.

COMMUNICATIONS WITH THE PRESIDING DIRECTOR

Interested parties who wish to communicate with the Presiding Director should address their communications to the attention of Stuart Subotnick at 3655 N.W. 87th Avenue, Miami, Florida 33178. The Presiding Director will notify the boards or the chairs of the relevant board committees as to those matters that he believes are appropriate for further action or discussion.

CODE OF BUSINESS CONDUCT AND ETHICS

Carnival Corporation and Carnival plc's Code of Business Conduct and Ethics applies to all employees and members of the boards of Carnival Corporation and Carnival plc. Our Code of Business Conduct and Ethics is posted on our website at www.carnivalcorp.com or www.carnivalplc.com and is available in print to any shareholder who requests it. The Code of Business Conduct and Ethics may be amended periodically to remain in line with best practices.

              DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Our non-employee directors are entitled to receive an annual retainer of $40,000 per year, an attendance fee per board meeting of $5,000 ($2,000 if meeting attended by telephone), equity compensation in the form of options to acquire shares of Carnival Corporation common stock, restricted shares or restricted share units, as further described below, and reimbursement for travel, meals and accommodation expenses attendant to their board membership. In certain circumstances, we request that the directors' spouses attend a special event and we reimburse the directors for travel expenses incurred. In addition, non-employee directors receive additional compensation for serving as chairman or a member of a board committee, as follows:

                                                  -----------------------     --------------------------
                                                          RETAINER                   ATTENDANCE FEE
                                                  -----------------------     --------------------------
                                                   CHAIR          MEMBER      IN PERSON     BY TELEPHONE
                                                  --------       --------     ---------     ------------
Audit Committees.............................     $ 15,000       $  7,500      $  3,000      $  1,500
All other Committees.........................     $  7,500       $  3,750      $  2,500      $  1,250

For purposes of calculating fees, a board or committee meeting of Carnival Corporation and a concurrent or related board or committee meeting of Carnival plc constitute a single meeting. Directors who are employed by us or our subsidiaries or acting as our consultants do not receive any additional compensation for their board activities.

During fiscal 2006, each non-executive director received an award representing 10,000 "points" under the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan, with the exception of A. Kirk Lanterman who served as our consultant, did not participate. Each option to purchase a share of Carnival Corporation common stock represents one point and each Carnival Corporation restricted share or restricted share unit represents four points. At the discretion of the Compensation Committees, an award may be composed of options, restricted shares, restricted share units or a combination thereof. During fiscal 2006, the following awards were made to non-executive directors:

-------------------------------------------------------------------------------
                                                               NUMBER OF
                                      NUMBER OF           RESTRICTED SHARES/
   NON-EXECUTIVE DIRECTOR              OPTIONS          RESTRICTED SHARE UNITS
-------------------------------------------------------------------------------
   Richard G. Capen, Jr.                10,000                    --
   Arnold W. Donald                      5,000                   1,250
   Richard J. Glasier                   10,000                     --
   Baroness Hogg                          --                     2,500
   Modesto A. Maidique                  10,000                     --
   Sir John Parker                        --                     2,500
   Stuart Subotnick                       --                     2,500
   Uzi Zucker                           10,000                     --

The exercise price for the options is $47.83, being the average of the high and low market prices of Carnival Corporation common stock on the date of grant. The options, restricted shares and restricted share units vest ratably over a five-year period. The options, restricted shares and restricted share units shall also vest in full upon the death or disability of the director, and shall continue to vest in accordance with the original five-year vesting schedule and are not forfeited if a director ceases to be a director for any other reason after serving as a director for at least one year. The options expire on the 10th anniversary of the grant date.

The following policies also apply to our non-executive directors:

o STOCK OWNERSHIP GUIDELINES. All non-executive directors should own at least 5,000 shares (inclusive of unvested restricted shares, restricted share units and shares in a trust beneficially owned by the director) of either Carnival Corporation common stock or Carnival plc ordinary shares. The boards have mandated that all directors serving in 2006 achieve this guideline by October 2007. New directors must achieve this guideline no later than two years from the date of their initial election to the boards by the shareholders.

o PRODUCT FAMILIARIZATION. All non-executive directors are encouraged to take a cruise for up to 14 days per year for product familiarization and pay a fare of $35 per day for such cruises. Guests traveling with the non-executive director in the same stateroom will each be charged a fare of $35 per day. All other charges associated with the cruise (e.g., air fares, government fees and taxes, gratuities, ground transfers, tours, etc.) are the responsibility of the non-executive director.

CARNIVAL PLC

Additional information with respect to Carnival plc's compensation and reimbursement practices during fiscal 2006 for non-employee directors is included in Part II of the Carnival plc Directors' Remuneration Report, which is attached as Annex B to this proxy statement.

                             EXECUTIVE COMPENSATION

Although Carnival Corporation and Carnival plc are two separate entities with separate officers, our business is run by a single management team. The following table sets forth all compensation awarded to, earned by, or paid to our Chief Executive Officer and our four other most highly compensated executive officers (each of whom are also members of our boards of directors) for the years ended November 30, 2006, 2005 and 2004.

                                                        SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                             ANNUAL COMPENSATION              COMPENSATION AWARDS           PAYOUTS
                                   ----------------------------------------  -------------------------    -----------
                                                                                          NUMBER OF
                                                                             RESTRICTED   SECURITIES
                                                                OTHER ANNUAL   STOCK      UNDERLYING       LTIP
NAME AND PRINCIPAL                                              COMPENSATION  AWARDS($)    OPTIONS        PAYOUTS    ALL OTHER
   POSITION              YEAR      SALARY($)       BONUS ($)        ($)(1)    (2)(3)(4)   (#)(4)(5)         ($)     COMPENSATION($)
-----------------------------------------------------------------------------------------------------------------------------------
Micky Arison             2006      850,000        2,600,000        497,700   3,180,800      120,000           --            --
     Chairman and        2005      800,000        2,900,000 (6)    423,600   3,218,400      120,000           --            --
     CEO                 2004      700,000        2,400,000 (6)    389,500   3,475,200      120,000           --            --


Howard S. Frank          2006      750,000        2,500,000        437,700   2,609,000      100,000           --            --
    Vice Chairman        2005      700,000        2,800,000        198,300   2,682,000      100,000           --            --
     and COO             2004      600,000        2,300,000        193,400   2,896,000      100,000           --            --

Robert H. Dickinson      2006      763,000        1,118,661 (7)    160,900   1,524,000       80,000           --            --
     President and CEO   2005      741,000        1,594,400 (7)    160,100   2,070,400       80,000           --            --
     of Carnival Cruise  2004      400,000        1,393,200 (7)    137,600   1,849,200       80,000           --            --
     Lines

Peter G. Ratcliffe       2006    1,150,000          934,500 (8)     62,000       *             *         746,439 (10)   30,236 (11)
     CEO of P&O          2005    1,100,000          902,000 (8)     56,900   1,420,300 (9)   50,000           --        67,000 (11)
     Princess Cruises    2004    1,100,000          814,000 (8)     60,500   1,393,200 (9)   50,000           --        66,700 (11)
     International

Pier Luigi Foschi        2006    1,139,175 (12)   1,246,568 (13)   266,400        *            *              --            --
     Chairman and        2005    1,097,000 (12)     979,400 (13)   237,100     543,600 (14)  50,000 (15)      --            --
     CEO of Costa        2004      981,000 (12)   1,033,000 (13)   150,000        --          (15)            --            --

------------
* The 2006 share awards anticipated to be made to Messrs. Ratcliffe and Foschi have not been finally determined at the time this preliminary proxy statement was filed.
(1) This column includes our aggregate incremental cost of providing perquisites and personal benefits to the named executive officers. The amounts of personal benefits shown in this column for fiscal 2006 that represent more than 25% of the applicable executive's total Other Annual Compensation include: personal use of the Carnival Corporation aircraft of $343,811 to Mr. Arison and $321,402 to Mr. Frank; personal air travel of $89,818 to Mr. Dickinson; private club membership of $18,518 to Mr. Ratcliffe; and living accommodations of $142,179 to Mr. Foschi.
(2) Represents the value, based on the closing market price of Carnival Corporation common stock on the NYSE or Carnival plc ordinary shares on the LSE on the date of grant. As of November 30, 2006, Messrs. Arison, Frank and Dickinson held 300,000 shares, 290,000 shares and 264,000 shares of restricted Carnival Corporation common stock, respectively. As of November 30, 2006, Mr. Ratcliffe held 10,000 shares of restricted Carnival Corporation common stock and 20,000 restricted share units. As of November 30, 2006, Mr. Foschi did not own any shares of restricted Carnival Corporation common stock or RSUs but owned 10,000 Carnival plc restricted share units. At November 30, 2006, based on the closing price of Carnival Corporation common stock and Carnival plc ordinary shares on such date of $48.99 and (pound)34.75 per share, respectively, such restricted shares of common stock and restricted share units owned by Messrs. Arison, Frank, Dickinson, Ratcliffe and Foschi had a value of $14,697,000, $14,207,100, $12,933,360, $1,469,700 and $482,625, respectively (based on the November 30, 2006 exchange rate of $1.95:(pound)1). Generally, the restricted shares will continue to vest following retirement after a certain age. Except for the restricted shares owned by Mr. Ratcliffe, the restricted shares of Carnival Corporation common stock held by such executive officers have the same rights with respect to dividends and other distributions as all other outstanding shares of Carnival Corporation common stock.
(3) Except as otherwise indicated, represents restricted shares and restricted share units in respect of Carnival Corporation common stock. No stock appreciation rights were granted to any of the named executive officers.
(4) In certain instances, restricted shares, restricted share units and/or options are granted to executive officers during the subsequent fiscal year in recognition of services rendered during the prior fiscal year.
(5) Except as otherwise indicated, represents options in respect of Carnival Corporation common stock.
(6) Pursuant to Mr. Arison's request, Carnival Corporation donated $2.5 million of Mr. Arison's 2005 bonus to the Partnership for Recovery, Inc., Florida Hurricane Relief Fund, Save the Children and My Key West Emergency Relief Fund established by the Community Foundation of the Florida Keys to aid in hurricane relief efforts. The entire amount of Mr. Arison's 2004 bonus was donated to the American Red Cross International Response Fund, the U.S. Fund for UNICEF and Save the Children Asia Earthquake/Tsunami Relief Fund to aid in the tsunami relief efforts in Asia and Africa.
(7) Represents amounts payable to Mr. Dickinson pursuant to the Carnival Cruise Lines Management Incentive Plan (or its predecessors, as applicable) pursuant to which key management employees of Carnival Cruise Lines participate in a bonus pool primarily based on Carnival Cruise Lines' return on invested capital.
(8) Represents cash amounts payable to Mr. Ratcliffe under his employment agreement pursuant to which he receives a bonus contingent upon the net income of certain specified cruise and tour brands, consisting of Cunard Line, Ocean Village, P&O Cruises, P&O Cruises (Australia), P&O Travel, Princess Cruises, Princess Tours and Swan Hellenic units. The cash amount represents 50% of Mr. Ratcliffe's bonus, the other 50% of which is payable in shares of Carnival plc pursuant to the Carnival plc Deferred Bonus and Co-Investment Matching Plan (the "Deferred Bonus Plan") described in note
     (9) below.

(9) Represents (a) the value of 10,000 shares of restricted Carnival Corporation common stock or restricted share units, based on the closing market price of Carnival Corporation common stock on the NYSE on the date of grant, and (b) the value of awards over shares in Carnival plc in respect of 50% of Mr. Ratcliffe's annual bonus described in note (8) above. Pursuant to the terms of the Deferred Bonus Plan, 50% of Mr. Ratcliffe's bonus is payable in the form of a conditional right to receive Carnival plc shares after a three-year retention period. As of November 30, 2006, Mr. Ratcliffe held 40,228 share awards under the Deferred Bonus Plan, which were granted in respect of his 2003, 2004 and 2005 bonuses. At November 30, 2006, based on the closing price of Carnival plc ordinary shares on such date of (pound)24.75, such 40,228 restricted shares had a value of (pound)995,643 (or $1,941,504 based on the November 30, 2006 exchange rate of $1.95:(pound)1), which shares have the right to dividends during the retention period.
(10) Represents the value of 13,732 Carnival plc ordinary shares at the February 23, 2006 closing price of (pound)31.24 (based on the February 23, 2006 exchange rate of $1.74:(pound)1) acquired by Mr. Ratcliffe on February 23, 2006 upon the distribution of the matching award and accumulated dividend under the Deferred Bonus Plan in respect of the bonus granted to him by P&O Princess Cruises plc in 2003.
(11) Represents employer contributions made on behalf of Mr. Ratcliffe under the Princess Cruises Retirement Savings Plan in the amount of $12,300, $12,600 and $11,260 in fiscal 2004, 2005 and 2006, respectively, and employee contributions made by Carnival plc on behalf of Mr. Ratcliffe under the P&O Princess Cruises Pension Scheme in the amount of $54,400, $54,400 and $18,976 in fiscal 2004, 2005 and 2006, respectively, future accrual of which ceased effective April 5, 2006.
(12) Mr. Foschi's compensation was payable in euro. His base salary has been translated into U.S. dollars at the average exchange rate of the dollar for the 2004 fiscal year of $1.235:(euro)1, 2005 fiscal year of $1.258:(euro)1 and 2006 fiscal year of $1.245:(euro)1.
(13) Represents amounts payable to Mr. Foschi under an agreement pursuant to which he receives a base bonus (which was (euro)669,000 in 2006 and 2005 and (euro)440,000 in 2004) plus additional amounts based on the percentage increase in consolidated net income of Costa. His bonus has been translated into U.S. dollars at the exchange rate of $1.22:(euro)1 for 2005 and $1.30:(euro)1 for 2006, being the exchange rates on the date his bonus was approved by the Compensation Committees.
(14) Represents the value of restricted share units granted to Mr. Foschi based on the closing price of Carnival plc ordinary shares on the LSE on the date of grant translated into U.S. dollars at the exchange rate of $1.74:(pound)1 for fiscal 2005.
(15) Following the legal transfer of Costa from Carnival Corporation to Carnival plc in December 2003, the Costa employees participating in the Carnival Corporation 2002 Stock Plan and Carnival Corporation would have faced significant negative tax consequences under Italian law if the employees retained their options. Accordingly, in February 2004, the Compensation Committees accelerated the vesting of all Carnival Corporation options granted to Costa employees and approved a general exceptional grant of share options under Carnival plc's Executive Share Option Plan to replace the Carnival Corporation options. Mr. Foschi received options over 200,000 Carnival plc ordinary shares as part of this general exceptional grant, being the number of Carnival Corporation stock options he had outstanding at the time of the transfer of Costa.

     In October 2004, Mr. Foschi received an option over 58,264 Carnival plc ordinary shares which replaced the value of a grant of 10,000 restricted shares of Carnival Corporation originally granted on January 30, 2004. The restricted shares were rescinded because of significant negative tax consequences under Italian law if Mr. Foschi retained shares. Mr. Foschi was also granted an option over 28,800 Carnival plc ordinary shares as part of a wider grant of options to Costa employees. Due to limitations under Carnival plc's Executive Share Option Plan, we were unable to grant Mr. Foschi the 50,000 annual grant of options that were historically granted to him. Accordingly, when our shareholders approved the adoption of the Carnival plc 2005 Employee Share Plan in April 2005, the Compensation Committees granted Mr. Foschi an additional option over 21,200 Carnival plc ordinary shares.

     In October 2005, the Compensation Committees granted Mr. Foschi an option over 40,000 Carnival plc ordinary shares in lieu of the 10,000 restricted shares he historically would have received in 2004.


Additional information with respect to Carnival plc's compensation and reimbursement practices during fiscal 2006 for non-employee (or non-executive) directors is included in Part II of the Carnival plc Directors' Remuneration Report, which is attached as Annex B to this proxy statement.

                       OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth all stock options granted to our Chief Executive Officer and our four other most highly compensated executive officers during fiscal 2006.

                                                                       INDIVIDUAL GRANTS
                         ----------------------------------------------------------------------------------------------------------
                                 NUMBER OF             PERCENT OF TOTAL
                          SECURITIES UNDERLYING         OPTIONS GRANTED          EXERCISE OR                          GRANT DATE
                              OPTIONS GRANTED           TO EMPLOYEES IN           BASE PRICE         EXPIRATION      PRESENT VALUE
NAME                             (#)(1)(2)              FISCAL YEAR (3)        PRICE ($/SH) (4)         DATE             ($)(5)
--------------------      ---------------------        -----------------       ----------------     ------------    ---------------
Micky Arison                      120,000                     5.01%               47.830             10/16/2013        1,470,000
Howard S. Frank                   100,000                     4.17%               47.830             10/16/2013        1,225,000
Robert H. Dickinson                80,000                     3.34%               38.460             08/01/2013          734,400
Peter G. Ratcliffe                 50,000                     2.09%               51.375             02/21/2013          622,500
Pier Luigi Foschi                  50,000                     2.09%               55.645             02/21/2013          608,000

--------------
(1) Represents options granted in respect of Carnival Corporation common stock, except for options granted to Mr. Foschi which are in respect of Carnival plc ordinary shares. No stock appreciation rights were granted to the executive officers in fiscal 2006.
(2) Subject to accelerated vesting upon the death or disability of the option holder, each option is exercisable in amounts equal to 20% of the aggregate number of shares underlying the option, on the first through fifth anniversaries of the grant date. Generally, the options will continue to vest and are not forfeited following retirement.
(3) Represents the percent of the aggregate of Carnival Corporation and Carnival plc options granted.
(4) Except in the case of options granted to Mr. Foschi, represents fair market value of Carnival Corporation common stock at date of grant. In the case of options granted to Mr. Foschi, represents average of the middle market quotations of Carnival plc ordinary shares over the 30-day period preceding the date of the grant, which was higher than the middle market quotation of such share on the date of grant. The exercise price for the Carnival plc options granted on February 21, 2006 is (pound)31.98. These amounts have been converted to U.S. dollars based on the grant date exchange rate of $1.74:(pound)1.
(5) The Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value set forth in this table of (a) the Carnival Corporation options at $12.45 per share at February 21, 2006, $9.18 per share at August 1, 2006 and $12.25 per share at October 16, 2006 and (b) the Carnival plc options at $12.16 per share at February 21, 2006. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. Several factors impact the expected option life, including the vesting schedule of the options. All of the options described above lapse on the seventh anniversary of the grant date. In addition, all of the options described above vest ratably over five years. Accordingly, the Grant Date Present Values presented in the table were determined in part using the following assumptions:

                                                                    CARNIVAL CORPORATION                            CARNIVAL PLC
                                                  ----------------------------------------------------------      -----------------
                                                  FEBRUARY 21, 2006     AUGUST 1, 2006      OCTOBER 16, 2006      FEBRUARY 21, 2006
                                                  -----------------     --------------      ----------------      -----------------
           Expected volatility...............           26.50%              29.50%              30.25%                26.50%
           Risk free interest rate...........            4.46%               4.72%               4.64%                 4.21%
           Expected dividend yield...........            2.20%               3.25%               2.74%                 2.20%
           Expected option life..............            4.75 years          4.75 years          4.75 years            4.75 years

     The real value of the options in this table depends upon the actual performance of Carnival Corporation common stock and Carnival plc ordinary shares, as applicable, during the respective period and upon when they are exercised. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment."

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES(1)

The following table provides information on the values of the exercised and unexercised options held by our Chief Executive Officer and our four other most highly compensated executive officers at November 30, 2006.

                                                               NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                                                     FISCAL YEAR END (#)                   FISCAL YEAR END ($)
                                                               -------------------------------      ------------------------------
                          SHARES ACQUIRED         VALUE
NAME                      ON EXERCISE(#)(1)     REALIZED ($)     EXERCISABLE    UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
----------------------    -----------------     ------------     -----------    -------------       -----------      -------------
Micky Arison                     --                 --             936,000         384,000           13,926,030(2)    1,985,520(2)
Howard S. Frank               440,000           11,680,273         340,000         320,000            2,262,650(2)    1,654,600(2)
Robert H. Dickinson           176,000            3,371,480         240,000         224,000            1,812,200(2)    1,398,560(2)
Peter G. Ratcliffe               --                 --              30,000         120,000              101,600(2)      152,400(2)
                               51,188(3)         1,236,947               0               0                    0               0
Pier Luigi Foschi                --                 --             108,000(4)      290,264(4)                 0(5)            0(5)

--------------
(1) Except as otherwise indicated, represents options granted in respect of Carnival Corporation common stock. No stock appreciation rights are held by any of the named executive officers.
(2) The value of the unexercised options is based upon the difference between the exercise price and the average of the high and low market prices of Carnival Corporation common stock on November 30, 2006 of $48.69.
(3) Represents stock options granted in respect of Carnival plc ADSs, each representing one ordinary share of Carnival plc.
(4) Represents stock options granted in respect of Carnival plc ordinary shares.
(5) Based upon the difference between the exercise price and the mid-market price of Carnival plc ordinary shares on November 30, 2006 of (pound)24.75 (or $48.26 based on an exchange rate of $1.95:(pound)1), there were no in-the-money options held by Mr. Foschi.

Additional information with respect to option values for the directors of Carnival plc for the financial year ended November 30, 2006 is included in Part II of the Carnival plc Directors' Remuneration Report, which is attached as Annex B to this proxy statement.

                            COMPENSATION AGREEMENTS

2007 BASE SALARIES

On January 22, 2007, the Compensation Committee approved the annual base salaries payable to the named executive officers effective as of December 4, 2006 as follows:

                   NAME                            2007 BASE SALARY
            ------------------                     ----------------
            Micky Arison                              $  850,000
            Howard S. Frank                           $  750,000
            Robert H. Dickinson                       $  763,000
            Peter G. Ratcliffe                        $1,150,000
            Pier Luigi Foschi                         $1,189,500 (1)

------------
(1)  Mr.  Foschi's  compensation  is  payable  in  euro.  His  base  salary  of
     (euro)915,000 (which is unchanged from his 2006 base salary) has been translated into U.S. dollars at the January 22, 2007 exchange rate of $1.30:(euro)1.

EXECUTIVE LONG-TERM COMPENSATION AGREEMENTS

Carnival Corporation has entered into Executive Long-Term Compensation Agreements (the "Compensation Agreements") with Micky Arison, its Chairman of the Board and Chief Executive Officer, Howard S. Frank, its Vice Chairman of the Board and Chief Operating Officer, and Robert H. Dickinson, President and Chief Executive Officer of Carnival Cruise Lines (each an "Officer"). The Compensation Agreements provide that during the term of such Officer's employment, Carnival Corporation will provide long-term compensation (in addition to his annual compensation consisting of a base salary and annual bonus, which in the case of Mr. Dickinson is awarded under the Carnival Cruise Lines Management Incentive Plan) in the form of annual grants to each Officer, contingent upon satisfactory performance by the Officer, as follows: Mr. Arison, 60,000 restricted shares of common stock and 120,000 options to purchase common stock; Mr. Frank, 50,000 restricted shares of common stock and 100,000 options to purchase common stock; and Mr. Dickinson, 40,000 restricted shares of common stock and 80,000 options to purchase common stock.

The options vest in five equal annual installments beginning one year from the date of grant, and the restricted shares of common stock cliff vest five years from the date of grant. Unvested options and restricted shares of common stock are forfeited if an Officer's employment is terminated for cause, if he engages in competition with Carnival Corporation or if he violates the nondisclosure provisions of the Compensation Agreement, or if the Officer resigns prior to attaining a specified age other than as a result of a terminal medical condition.

EMPLOYMENT AGREEMENT

Peter G. Ratcliffe has entered into an employment agreement under which he acts as Chief Executive Officer of P&O Princess Cruises International responsible for the Cunard Line, Ocean Village, P&O Cruises, P&O Cruises (Australia), Princess Cruises, Princess Tours and Swan Hellenic units (the "Covered
Operations"). Mr. Ratcliffe's base salary is $1.15 million, with an annual bonus based on a specified percentage of the adjusted net income from the Covered Operations. Fifty percent of the annual bonus is payable in cash, with the remaining 50% payable in the form of a right to receive shares in Carnival plc after a retention period of three years pursuant to the terms of the Deferred Bonus Plan. The employment agreement provides that Carnival Corporation will provide Mr. Ratcliffe an annual grant of options to purchase 50,000 shares of Carnival Corporation common stock, contingent upon his satisfactory performance. The options vest in five equal annual installments beginning one year from the date of grant. Unvested options are forfeited if Mr. Ratcliffe's employment is terminated for cause or because he is in material violation of the non-competition, non-disclosure or intellectual property provisions of his employment agreement.

Mr. Ratcliffe is also entitled to certain fringe benefits available to other senior executives as well as participation in the P&O Princess Cruises Pension Scheme and the Princess Cruises Chief Executive Officer Supplemental Executive Retirement Plan.

If Mr. Ratcliffe's employment agreement is terminated by Carnival plc without "cause" or is terminated by Mr. Ratcliffe with "good reason" (as such terms are defined in the employment agreement), Mr. Ratcliffe is entitled to compensation equal to his base salary and a bonus equal to the bonus paid the year prior to termination payable in monthly installments. He is also entitled continuation for 12 months of certain other benefits unless and until Mr. Ratcliffe becomes eligible for similar benefits from another employer prior to the expiration of 12 months from the date of termination. If Mr. Ratcliffe's employment is terminated for cause, he terminates his employment agreement without good reason or he materially breaches the non-disclosure or intellectual property provisions of the employment agreement, no additional compensation is due. In the event of termination for reasons other than for cause, Mr. Ratcliffe retains his share awards received under the Deferred Bonus Plan for the full retention period, subject to certain exceptions.

SERVICE AGREEMENT

In February 2005, Costa entered into a service agreement with Mr. Foschi under which he acts as its chairman and chief executive officer. Mr. Foschi's base salary is (euro)915,000 (which may be subject to increases and includes non-competition compensation of (euro)115,000 per year)), a guaranteed base bonus of (euro)669,000 plus additional amounts based on the compounded year-over-year percentage increases in consolidated net income of Costa from the base year (limited to an increase of 20% per year), and certain fringe benefits (including a company car and living accommodations). The service agreement also contains confidentiality provisions.

The original one-year term of Mr. Foschi's service agreement is automatically renewed for an additional year unless either party provides the other with 60 days notice of an intention not to renew. If the agreement is terminated by Costa for reasons other than Mr. Foschi's breach of his obligations under the agreement or because Mr. Foschi is revoked as a director of Costa for cause, or if Mr. Foschi resigns with cause under Italian law or as a result of a change of control of Costa, Mr. Foschi is entitled to a termination payment equal to his annual base salary, the annual non-competition compensation and a bonus equal to the bonus paid the year prior to termination (unless in the case of a change of control an alternative contractual arrangement is entered into with the new controlling group).

Additional long-term compensation information for the directors of Carnival plc for the financial year ended November 30, 2006 is included in Part I of the Carnival plc Directors' Remuneration Report included in this proxy statement as the Report of the Compensation Committees and Part II of the Carnival plc Directors' Remuneration Report, which is attached as Annex B to this proxy statement.

                           EQUITY COMPENSATION PLANS

CARNIVAL CORPORATION

Set forth below is a table that summarizes compensation plans (including individual compensation arrangements) under which Carnival Corporation equity securities are authorized for issuance as of November 30, 2006.

                                                                                                       NUMBER OF SECURITIES
                                      NUMBER OF SECURITIES TO           WEIGHTED-AVERAGE          REMAINING AVAILABLE FOR FUTURE
                                     BE ISSUED UPON EXERCISE OF        EXERCISE PRICE OF        ISSUANCE UNDER EQUITY COMPENSATION
                                        OUTSTANDING OPTIONS,          OUTSTANDING OPTIONS,    PLANS (EXCLUDING SECURITIES REFLECTED
       PLAN CATEGORY                    WARRANTS AND RIGHTS           WARRANTS AND RIGHTS               IN COLUMN  (a))
------------------------------       --------------------------     -----------------------   --------------------------------------
                                               (a)                             (b)                             (c)
Equity compensation plans
approved by security holders               16,461,648 (1)                   $ 41.37                      28,777,766(2)(3)

Equity compensation plans not
approved by security holders                        0                             0                               0
                                       -----------------              ----------------               ----------------------
Total                                      16,461,648                       $ 41.37                      28,777,766

-------------
(1) Includes outstanding options to purchase Carnival Corporation common stock under the Carnival Cruise Lines, Inc. 1987 Stock Option Plan, Carnival Corporation 1992 Stock Option Plan, Carnival Corporation 2002 Stock Plan, Carnival Corporation 1993 Outside Directors' Stock Option Plan and
     Carnival Corporation 2001 Outside Director Stock Plan. Also includes 222,799 restricted share units outstanding under the Carnival Corporation 2002 Stock Plan and 1,250 restricted share units outstanding under the Carnival Corporation 2001 Outside Director Stock Plan.

(2) Includes Carnival Corporation common stock available for issuance as of November 30, 2006 as follows: 2,662,607 under the Carnival Corporation
     Employee Stock Purchase Plan, 25,464,291 under the Carnival Corporation 2002 Stock Plan and 432,500 under the Carnival Corporation 2001 Outside Director Stock Plan. This figure excludes securities reflected in column
     (a).

(3) In addition to options, the Carnival Corporation 2002 Stock Plan and the Carnival Corporation 2001 Outside Director Stock Plan provide for the award of restricted shares and restricted share units without limitation on the number of shares than can be awarded in either form.


CARNIVAL PLC

Set  forth  below is a table  that  summarizes  compensation  plans  (including
individual   compensation   arrangements)   under  which  Carnival  plc  equity
securities are authorized for issuance as of November 30, 2006.

                                                                                                       NUMBER OF SECURITIES
                                      NUMBER OF SECURITIES TO           WEIGHTED-AVERAGE          REMAINING AVAILABLE FOR FUTURE
                                     BE ISSUED UPON EXERCISE OF        EXERCISE PRICE OF        ISSUANCE UNDER EQUITY COMPENSATION
                                        OUTSTANDING OPTIONS,          OUTSTANDING OPTIONS,    PLANS (EXCLUDING SECURITIES REFLECTED
       PLAN CATEGORY                    WARRANTS AND RIGHTS           WARRANTS AND RIGHTS               IN COLUMN  (a))
------------------------------       --------------------------     -----------------------   --------------------------------------
                                               (a)                             (b)                             (c)

Equity compensation plans
approved by security holders              3,353,102 (2)                    $ 48.41                       12,941,092(3)

Equity compensation plans not
approved by security holders                      0                              0                                0
                                       -----------------              ----------------               ----------------------
Total                                     3,353,102                        $ 48.41                       12,941,092

-------------
(1) Converted from sterling, if applicable, using the November 30, 2006 exchange rate of $1.95:(pound)1.
(2) Includes outstanding options to purchase Carnival plc ordinary shares under the Carnival plc Executive Share Option Plan and Carnival plc 2005 Employee Share Plan. Also includes 68,702 restricted share units outstanding under the Carnival plc 2005 Employee Share Plan.
(3) In addition to options, the Carnival plc 2005 Employee Share Plan provides for the award of restricted shares and restricted share units without limitation on the number of shares that can be awarded in either form.

                        DEFINED BENEFIT AND OTHER PLANS

CARNIVAL CORPORATION

The following table sets forth the combined estimated annual pension benefits payable at age 65 (being the normal retirement date, pursuant to Carnival Corporation's Supplemental Executive Retirement Plan (the "SERP") and Nonqualified Retirement Plan for Highly Compensated Employees (the "Carnival Corporation Retirement Plan"). The benefits listed in the table include the offset for Social Security benefits under the provisions of the SERP.

                                              YEARS OF SERVICE
                 ------------------------------------------------------------------------------
   PAY               15               20              25               30                35
----------       ----------       -----------     -----------      ----------       -----------
$1,750,000       $  500,802       $  675,802      $  850,802       $  850,802       $  850,802
$2,000,000       $  575,802       $  775,802      $  975,802       $  975,802       $  975,802
$2,250,000       $  650,802       $  875,802      $1,100,802       $1,100,802       $1,100,802
$2,500,000       $  725,802       $  975,802      $1,225,802       $1,225,802       $1,225,802
$2,750,000       $  800,802       $1,075,802      $1,350,802       $1,350,802       $1,350,802
$3,000,000       $  875,802       $1,175,802      $1,475,802       $1,475,802       $1,475,802
$3,250,000       $  950,802       $1,275,802      $1,600,802       $1,600,802       $1,600,802
$3,500,000       $1,025,802       $1,375,802      $1,725,802       $1,725,802       $1,725,802
$3,750,000       $1,100,802       $1,475,802      $1,850,802       $1,850,802       $1,850,802
$4,000,000       $1,175,802       $1,575,802      $1,975,802       $1,975,802       $1,975,802

Mr. Frank and Mr. Dickinson will each receive retirement benefits under the SERP. The SERP provides a benefit equal to 50% of cash compensation (as defined in the SERP). The SERP provides an early retirement benefit at age 55 after completion of 15 years of service, subject to a reduction of 0.25% for each month that distribution of benefits precedes the participant's 65th birthday. The SERP benefit is offset for any benefit payable under the Carnival Corporation Retirement Plan and for Social Security benefits. SERP benefits are paid as a continuous and certain annuity for 5, 10, 20 or 30 years, a 50% or 100% joint and survivor annuity, or as a single lump sum.

Mr. Arison, Mr. Frank and Mr. Dickinson's benefits under the Carnival Corporation Retirement Plan are calculated based on their length of service with Carnival Corporation and the average of their five highest consecutive years of compensation out of the last ten years of service. The elements of compensation to determine their benefit are their base salary and cash bonus as described in the Summary Compensation Table. Benefits under the Carnival Corporation Retirement Plan are paid as a continuous and certain annuity for 5 or 10 years, a 50% or 100% joint and survivor annuity, or as a single lump sum.

Credited service for benefit calculation purposes under the Carnival Corporation Retirement Plan is limited to 30 years. As of December 31, 2006, Micky Arison, Robert H. Dickinson and Howard S. Frank each have at least 30 years of credited service. Pier Luigi Foschi and Peter G. Ratcliffe are not eligible for participation in the Carnival Corporation Retirement Plan.

As of January 1, 2007, the annual estimated benefits payable under the SERP and Carnival Corporation Retirement Plan to Messrs. Frank and Dickinson at age 65, would be life annuities (five-year certain benefit) of $1,729,379 and $1,112,106, respectively, or lump sums of $20,801,055 and $13,634,821, respectively.

Carnival Corporation has a benefit limitation policy for the Carnival Corporation Retirement Plan which only applies to Mr. Arison. We have limited the annual compensation covered by the Carnival Corporation Retirement Plan for the calendar year 2006 for Mr. Arison to $321,216 (as may be indexed). Based on Mr. Arison's level of compensation and his 30 credited years of service, the annual estimated benefits payable under the Carnival Corporation Retirement Plan to Mr. Arison at age 65 would be a life annuity (five-year certain benefit) $141,784 or a lump sum of $1,092,295. The Carnival Corporation Retirement Plan does not reduce benefits on account of Social Security (or any other benefit), other than as reflected in the benefit formula which is integrated with Social Security.

CARNIVAL PLC

Mr. Ratcliffe is entitled to receive retirement benefits from the P&O Princess Cruises Pension Scheme, a UK Inland Revenue registered defined benefit scheme, future accrual of which ceased effective April 5, 2006. He also receives retirement benefits under the Princess Cruises Chief Executive Officer Supplemental Executive Retirement Plan, a U.S. unfunded plan, under which Mr. Ratcliffe receives the same retirement benefits he would have received under the P&O Princess Cruises Pension Scheme had his benefits continued to accrue. Any payments under this plan are reduced by payments received under the P&O Princess Cruises Pension Scheme. These benefits include a pre-retirement death benefit.

Mr. Ratcliffe is entitled to receive a retirement benefit equivalent to 1/60th of final salary for his first 17 years of service plus 1/45th of final salary per year of service thereafter. Final salary means Mr. Ratcliffe's base salary (excluding bonus and other items) during his final 12 months of employment. Upon reaching the age of 60, Mr. Ratcliffe is eligible to receive unreduced benefits commencing at retirement. The benefit will be actuarially reduced if retirement occurs prior to age 60. The normal form of benefit is an annuity payable for the life of Mr. Ratcliffe with a reduced survivor benefit for his spouse. If there is no surviving spouse, Mr. Ratcliffe may designate an alternate beneficiary for a lump sum payment, subject to plan limits. Upon retirement, the benefit is subject to an annual cost-of-living adjustment not to exceed 5%. Based on Mr.Ratcliffe's 36 years of credited service and salary through November 30, 2006, his unreduced annual pension benefit is $853,730.

Additional information with respect to pension plan arrangements for Carnival plc for the financial year ended November 30, 2006 is included in Part I of the Carnival plc Directors' Remuneration Report included in this proxy statement as the Report of the Compensation Committees and Part II of the Carnival plc Directors' Remuneration Report, which is attached as Annex B to this proxy statement.

                     REPORT OF THE COMPENSATION COMMITTEES
                                      AND
              CARNIVAL PLC DIRECTORS' REMUNERATION REPORT - PART I

INTRODUCTION

Carnival Corporation and Carnival plc are subject to disclosure regimes in both the U.S. and UK. While some of the disclosure requirements are the same or similar, some are very different. As a result, the Carnival plc Directors' Remuneration Report is in two parts. The information contained in this Part I also constitutes the Report of the Compensation Committees as required by regulations promulgated by the U.S. Securities and Exchange Commission, and includes information that Carnival plc is required to disclose in accordance with the UK Directors' Remuneration Report Regulations 2002 incorporated into the UK Companies Act 1985 (the "DRR Regulations"). Part II of the Carnival plc Directors' Remuneration Report is set forth as Annex B to this proxy statement and includes the additional information that Carnival plc is required to disclose in accordance with the DRR Regulations, including information which has been audited.

Parts I and II of the Carnival plc Directors' Remuneration Report have been drafted in compliance with the DRR Regulations, the July 2003 Combined Code on Corporate Governance (the "Combined Code"), the UK Companies Act 1985 and the Listing Rules of the UK Listing Authority. Both Parts I and II form part of the audited consolidated financial statements of Carnival plc for the financial year ended November 30, 2006.

GENERAL

Carnival Corporation and Carnival plc are separate legal entities (together referred to in this report as "Carnival Corporation & plc") and each company has its own board of directors and Compensation Committee. However, as is required by the agreements governing the dual listed company structure, the boards of directors and members of the committees of the boards, including the Compensation Committees, are identical and there is a single management team.

The Compensation Committees determine the compensation policy and the compensation payable to the outside directors and executive officers of Carnival Corporation & plc, including annual performance related bonuses and awards of share options, restricted shares and restricted share units under incentive plans. Compensation of the executive officers is determined following consultation with the Chairman/CEO of Carnival Corporation & plc.

The current membership of the Compensation Committees consists of three members who are deemed independent by the boards of directors. The members of the Compensation Committees are appointed by the boards based on the recommendations of the Nominating & Governance Committees. During 2006, the membership of the Compensation Committees changed with Modesto A. Maidique (Chairman) and Sir John Parker serving on the Compensation Committees through July 1, 2006. Arnold W. Donald (as Chairman) and Baroness Sarah Hogg joined the Compensation Committees on July 1, 2006. Richard J. Glasier served on the Compensation Committees for all of 2006.

The Compensation Committees maintain an annual calendar with regularly scheduled agenda items and tasks as well as those items and tasks added as necessary. The Compensation Committees generally schedule four in-person meetings per year with telephonic meetings scheduled as necessary. During 2006, the Compensation Committees held four in-person meetings and three telephonic meetings.

Since 2003, the Compensation Committees have engaged Watson Wyatt Worldwide (the "Consultant") as their compensation consultant. The Compensation Committees periodically have also received advice and assistance from other external legal, accounting and tax advisors. The Compensation Committees interact with management of Carnival Corporation & plc on remuneration issues primarily through communications, meetings and discussions with the Chairman/CEO and the Vice Chairman/COO, who also attend meetings as requested by the Compensation Committees. Materials for review by the Compensation Committees and agenda items for committee meetings are developed through a collaborative process involving the Chairman of the Compensation Committees, the Consultant, and senior executive officers of Carnival Corporation & plc.

The Consultant attends all meetings of the Compensation Committees. The Compensation Committees have requested that management of Carnival Corporation & plc provide the Consultant with advance notice, including all relevant materials, of all recommendations to be made by management to the Compensation Committees. The Consultant reviews all such recommendations made by management and provides its views on such proposed actions to the Compensation Committees for their consideration. From time to time, the Chairman of the Compensation Committees will communicate with the Consultant between scheduled meetings to address specific questions and/or provide instructions to the Consultant with respect to items to be discussed at future meetings.

The Consultant also provides actuarial advice and administrative services to Carnival plc in relation to the UK pension schemes and advice on share incentive plans to Carnival Corporation and Carnival plc.

GLOBAL PERSPECTIVE

Carnival Corporation & plc is a global entity and is a dual listed company (U.S. and UK). Most of the executive officers of Carnival Corporation & plc and other senior managers of Carnival Corporation & plc are located in the U.S., with others primarily based in Europe. As a global entity, it is challenging to establish consistent compensation practices across geographic and corporate lines that satisfy the particular requirements of all jurisdictions. Since the largest presence of executives is in the U.S., our compensation policies primarily reflect U.S. market practices. However, the Compensation Committees seek to incorporate UK compensation principles, including those contained in the Combined Code, as far as practicable, unless the application of those principles would be uncompetitive in the U.S. or other markets, or would restrict Carnival Corporation & plc's ability to transfer executives between operating units.

To the extent possible, Carnival Corporation & plc tailors the design and operation of remuneration programs to the needs and business issues specific to each operating unit. While some consistent principles apply to incentive programs at all operating units, such as the importance of achieving profitable growth and expected returns on invested capital, the specific methodology used to determine earned incentive bonuses varies by operating unit.

OVERALL PHILOSOPHY AND OBJECTIVES

Compensation arrangements for the executive officers named in the Summary Compensation Table (the "NEOs") are determined on an individual basis in order to ensure recruitment and retention of candidates with the necessary experience and skill, taking account of their individual compensation history, as well as local geographical market factors.

The  objectives  of the  Compensation  Committees  with  respect  to  executive remuneration for 2006 and subsequent financial years are to create executive compensation packages that are competitive with compensation payable by a comparable group of U.S. peer companies, as well as to provide both short-term rewards and long-term incentives for positive individual and corporate performances. The Compensation Committees are provided market data for each executive officer that indicates the median and 75th percentile for total compensation and each element of compensation (including base salary, annual bonus and equity-based compensation) and the typical mix of compensation in the market. The Compensation Committees then consider other factors in establishing each executive's compensation package, including financial and operating results and individual performance. The Compensation Committees' philosophy is to place more emphasis on the variable elements of compensation, such as the cash bonus and equity-based compensation, as compared to typical market practice.

The main components of remuneration for executives, and where applicable, the performance criteria on which they are based, are set out below. The principles applied by the Compensation Committees are that a high proportion of the total remuneration package to senior executives will be delivered through performance-related rewards in the form of performance-related cash bonuses and equity-based incentive awards. The equity-based incentive plans are designed to align the interests of participants with those of the shareholders and to support retention of the senior executives. This is accomplished through vesting schedules for equity-based awards that provide for pro rata vesting of equity-based awards over five years or cliff vesting after three or five years. The Compensation Committees seek to ensure that the operation of the plans in practice is consistent with their overall objectives, recommending changes to achieve this if necessary.

PROCESS FOR MAKING COMPENSATION DETERMINATIONS

The compensation for the Chairman/CEO and the Vice Chairman/COO is determined by the Compensation Committees using their full discretion to evaluate their individual performance and the overall performance of Carnival Corporation & plc. The other NEOs have individual employment agreements or compensation agreements that dictate the general terms of portions of their remuneration. As part of the annual compensation determination process, the Chairman/CEO and the Vice Chairman/COO prepare a memorandum for the Compensation Committees that outlines key initiatives and goals for Carnival Corporation & plc at the beginning of each year. After the fiscal year is complete, the Chairman/CEO and Vice Chairman/COO prepare another memorandum for the Compensation Committees discussing the results of those initiatives, progress towards goals and other material items relating to overall Carnival Corporation & plc performance. The Compensation Committees then determine individual compensation amounts after consideration of the performance results, historical compensation, external market references and other information they may deem relevant.

External market references are established based on an annual benchmarking study conducted by the Consultant. The benchmarking study consists of an analysis of top officer pay at a group of publicly listed peer companies. The peer group is based on U.S. publicly listed companies that are comparable in size to Carnival Corporation & plc and operate in the entertainment, hospitality and diversified media industries. The companies in the peer group are recommended by the Consultant and approved by the Compensation Committees before the benchmarking study commences.

In addition to the individual officer market-based assessment, the peer group is used to benchmark executive remuneration program design features, aggregate equity-based compensation plan costs, compensation of outside directors, and Carnival Corporation & plc's performance in several key financial metrics reflected in Carnival Corporation & plc's compensation programs. For the 2006 market review, 14 U.S. publicly listed companies were included in the peer group as follows:

         Cablevision Systems Corporation
         Clear Channel Communications, Inc.
         Harrah's Entertainment, Inc.
         Hilton Hotels Corporation
         IAC/InterActiveCorp
         Liberty Media Corporation
         Marriott International Inc.
         MGM Mirage
         News Corporation
         Royal Caribbean Cruises Ltd.
         Starwood Hotels & Resorts Worldwide, Inc.
         The DIRECTTV Group, Inc.
         The Walt Disney Company
         Viacom Inc.

Carnival Corporation & plc ranked in the upper quartile along general business comparative data such as employees, revenues, operating income, operating margin, return on invested capital, revenue and profit growth rates and equity market value. Shareholder returns over the prior year and three and five year periods are also reviewed and compared to peer companies and major market indices.

In addition, the Consultant develops market references for all the individual executive positions reviewed by the Compensation Committees using benchmark data from published compensation surveys.

Internal comparison information is also provided to the Compensation Committees as well as historical compensation data. In recent years, the Compensation Committees have regularly reviewed a "Summary of Employment Terms and Conditions" for each NEO that outlines employment terms and summarizes his/her current remuneration arrangements. During 2006, the Compensation Committees reviewed more detailed "tally sheets" for each NEO that quantified the value of each remuneration element received and provided a three-year history of each officer's compensation.

COMPENSATION PROGRAM DESIGN AND ELEMENTS

For the NEOs and other senior officers, the primary ongoing compensation elements consist of base salary, an annual bonus, annual equity-based awards, pensions, benefits and perquisites. Bonus programs, benefits and perquisite plans and certain elements of the equity-based awards vary among the operating units of Carnival Corporation & plc reflecting local market practices.

Carnival Corporation & plc's business strategy gives the chief executive officer of each operating unit a greater degree of responsibility and autonomy as compared to more centralized companies. This results in Carnival Corporation & plc providing these executives a level of compensation opportunity that is higher than typical market practice for business unit executives and a program design involving more performance-based leverage.

BASE SALARIES

    A.   GENERAL

Salaries are intended to provide a baseline level of fixed compensation that reflects an officer's level of responsibility. The employment agreements of Messrs. Foschi and Ratcliffe set forth their base salaries of (euro)872,000 and $1,100,000, respectively. Such amounts represent the minimum salaries payable to the two executives and the Compensation Committees review their performance each year to determine whether higher salaries are merited by performance or other factors.

Salaries are established for senior management personnel during the first quarter of the fiscal year. The Chairman/CEO and the Vice Chairman/COO review the most recent market-based assessment and provide the Compensation Committees with recommended salaries for all executive officers, including the NEOs. The recommendations include a capsule review of each officer's individual performance and highlight various considerations in developing the proposed salaries.

The Compensation Committees determine salaries for the Chairman/CEO and the Vice Chairman/COO using a similar process, although the Compensation Committees may also request recommendations from the Consultant.

    B.   2006 SALARIES

For the NEOs, salaries in 2006 increased by an average of approximately 5.3%. The Compensation Committees increased the Chairman/CEO's salary by 6.25% and the Vice Chairman/COO's salary by 7.14% for 2006. Consistent with historical practice, the Vice Chairman/COO's salary was set at $100,000 below the Chairman/CEO's salary. The Compensation Committees made these determinations after discussing the performance and results of Carnival Corporation & plc and the individual performance of both executives. The market studies reviewed by the Compensation Committees indicated that the 2006 salaries for both the Chairman/CEO and the Vice Chairman/COO were below the median salaries for executives in comparable roles at other public companies that are similar in size and scope to Carnival Corporation & plc.

The Chairman/CEO and Vice Chairman/COO recommended salary increases for 2006 for the other NEOs as follows: 3% for Robert Dickinson, President and Chief Executive Officer of the Carnival Cruise Lines division of Carnival Corporation; 5% for Pier Luigi Foschi, Chief Executive Officer of Costa Crociere S.p.A. ("Costa"); and 5% for Peter Ratcliffe, Chief Executive Officer of P&O Princess Cruises International. These recommendations were consistent with 2006 salary increases provided to other executives at each operating unit whose salaries were considered to be within range of competitive practice and whose individual performance was deemed to be satisfactory. After reviewing performance results for each operating unit and discussing the individual performance of each officer, the Compensation Committees approved the recommended salaries for 2006.

BONUSES

    A.   GENERAL

The performance-related annual bonus is the most important cash compensation feature of executive compensation as a reward for contributions made towards achieving the goals of Carnival Corporation & plc, including profitability. Annual bonus payments are intended to reward positive short-term individual and corporate performance. The emphasis on the annual discretionary bonus for the members of senior management allows Carnival Corporation & plc greater flexibility in rewarding favorable individual and corporate performance than is possible under a salary-oriented structure.

Annual bonuses to the NEOs in charge of operating units are based on the financial performance of their respective operating units.

The Compensation Committees determined the bonuses for the NEOs for 2006 on the basis set out in the table below:

-----------------------------------------------------------------------------------------------------------------------------------
DIRECTOR                                                                           PERFORMANCE MEASURE
-----------------------------------------------------------------------------------------------------------------------------------
MICKY ARISON                                                      Based on Carnival Corporation & plc's net income, earnings per
Chief Executive Officer of Carnival Corporation & plc             share, return on invested capital and cost containment. In addition, the individual performance of the executive in
                                                                  achieving agreed tactical and strategic initiatives is
                                                                  considered.
-----------------------------------------------------------------------------------------------------------------------------------
ROBERT H. DICKINSON                                               Based primarily on return on invested capital of Carnival Cruise
President and Chief Executive Officer of the Carnival             Lines compared to certain pre-determined levels pursuant to the
Cruise Lines division of Carnival Corporation                     terms of the Carnival Cruise Lines Management Incentive Plan
                                                                  (the "CCL MIP").
-----------------------------------------------------------------------------------------------------------------------------------
PIER LUIGI FOSCHI                                                 Guaranteed base bonus of (euro)669,000, plus additional amounts
Chief Executive Officer of Costa                                  based on the compounded year-over-year percentage increases in consolidated net income of Costa from the base year (limited to an increase of 20% per year).
-----------------------------------------------------------------------------------------------------------------------------------
HOWARD S. FRANK                                                   Based on Carnival Corporation & plc's net income, earnings per
Chief Operating Officer of Carnival Corporation & plc             share, return on invested capital, and cost containment. In addition, the individual performance of the executive in
                                                                  achieving agreed tactical and strategic initiatives is
                                                                  considered.
-----------------------------------------------------------------------------------------------------------------------------------
PETER G. RATCLIFFE                                                Based on a percentage of net income of the following brands:
Chief Executive Officer of P&O Princess Cruises                   Cunard Line, Ocean Village, P&O Cruises, P&O Cruises
International                                                     (Australia), P&O Travel, Princess Cruises, Princess Tours
                                                                  and Swan Hellenic.
-----------------------------------------------------------------------------------------------------------------------------------

The financial performance criteria relative to each operating unit are designed to be competitive in the markets where those businesses operate and, with the exception of the financial performance criteria applying to bonuses under the CCL MIP adopted in 2005 for Carnival Cruise Lines, are those that have been applied historically in those businesses.

    B.   2006 BONUSES

Based on their applicable performance measures and in consideration of market pay data provided by the Consultant, the Compensation Committees determined bonuses for 2006 of $2,600,000 and $2,500,000 to the Chairman/CEO and the Vice Chairman/COO, respectively. The bonuses were reduced from those earned for 2005, primarily in recognition that 2006 earnings results reflected only a modest increase over the prior year and were below the 2006 goal for Carnival Corporation & plc. Financial and operating performance results in other measurement areas were mixed, with return on investment being unchanged from 2005 and operating yields being below expectations even though cost containment goals were achieved. Specific objectives relating to strategic initiatives were successfully achieved during 2006. In reviewing overall performance results for 2006, the Compensation Committees noted that the goals established at the beginning of the year reflected strong earnings growth and operating results during the previous two fiscal years and that 2006 financial results were impacted by increased fuel prices and softer than anticipated demand for Caribbean cruises.

Mr. Dickinson's annual bonus is based on the CCL MIP that includes other top management employees of Carnival Cruise Lines. The level of bonuses under the CCL MIP is primarily determined by the return on invested capital compared to certain predetermined levels pursuant to the terms of the CCL MIP, as opposed to net income. The CCL MIP is intended to reward prudent capital investment and resultant high return. The CCL MIP generates a bonus pool and bonuses for individual participants reflect their allocated portion of the overall pool.

For 2006, Mr. Dickinson's bonus of $1,118,661 reflected his share of the total bonus pool pursuant to the CCL MIP. Mr. Dickinson's 2006 bonus was 29.3% lower as compared to his earned bonus for 2005. This change reflected reduced return on invested capital by Carnival Cruise Lines in 2006 as compared to 2005.

The annual bonus for Mr. Ratcliffe is determined by his employment agreement and is equal to a specified percentage of net income of the brands for which he was responsible during the fiscal year. Mr. Ratcliffe's bonus for 2006 increased by $65,000 from 2005 reflecting profit improvement by the operating units under his direction. As with other P&O Cruises executives, half of his earned bonus is payable in Carnival plc shares that are deferred for three years and subject to forfeiture while deferred. Pursuant to the terms of this scheme, Mr. Ratcliffe was eligible for additional matching shares related to deferred shares issued in connection with bonuses for fiscal years through 2002.

During 2006, Mr. Ratcliffe received a matching award of 13,732 Carnival plc shares upon the distribution of the matching award and accumulated dividend under the Carnival plc Deferred Bonus and Co-Investment Matching Plan (the "Deferred Bonus Plan") in respect of the bonus issued to him in 2003. These shares were awarded in February 2006 following attainment of the earnings per share growth requirement for shares of Carnival Corporation & plc for the three-year period ended on November 30, 2005. Mr. Ratcliffe is the only NEO who participates in the Deferred Bonus Plan.

Mr. Foschi's bonus is payable in Euros. For the purpose of translating his 2006 bonus to U.S. dollars, we have used an exchange rate of (euro)1:$1.30, being the exchange rate on the date his bonus was approved by the Compensation Committees. The annual bonus for Mr. Foschi is determined by his service agreement and includes a guaranteed base amount of (euro)669,000 plus additional amounts based on the compounded year-over-year percentage increases in the consolidated net income (as defined in the service agreement) of Costa from the base year. The service agreement provides that the bonus increase will be limited to 20% per year. Mr. Foschi's bonus for 2006 increased by approximately (euro)156,000 to (euro)958,899 (or $1,246,569) reflecting positive earnings performance by Costa in 2006 and the unpaid carryover from the 2005 bonus which exceeded the cumulative 20% limit.

LONG-TERM INCENTIVE PLANS

    A.   GENERAL

The equity-based incentive plans of Carnival Corporation & plc are intended to provide executives with longer-term incentives in the form of share options, restricted share awards and restricted share unit awards, which appreciate in value with continued favorable future performance of Carnival Corporation & plc. The purpose of the plans is to create incentives by providing an opportunity to senior employees who are important to the success and growth of the business of Carnival Corporation & plc to own either Carnival Corporation common stock or Carnival plc ordinary shares.

The Compensation Committees' policy is to make grants of share options, restricted share awards and restricted share units that generally will accord with the historical practice of each operating unit and as necessary to maintain competitiveness in the local employment market. Given that approximately 94% of annual share option awards are made to Carnival
Corporation & plc executives located outside the UK, the Compensation Committees have determined that, from a business standpoint, it would be difficult to fully adopt UK best practice relating to share options.

Accordingly, in line with market practice in the U.S., the terms of the various equity-based plans of Carnival Corporation & plc, details of which are described below, do not include the UK Combined Code requirement that corporate performance conditions be applied to the vesting of share options, restricted share awards and restricted share unit awards. The application of performance conditions is entirely within the discretion of the Compensation Committees. The only exception is that performance conditions continue to apply to the matching shares under the Deferred Bonus Plan described below.

The UK Combined Code provides that share awards to executive directors should not vest, and share options should not be exercisable, in less than three years. The terms of the Carnival Corporation 2002 Stock Plan and the Carnival plc 2005 Employee Share Plan give flexibility to the Compensation Committees to determine the vesting schedule applicable to share options restricted share awards and restricted share unit awards.

The UK Combined Code also provides that awards under all incentive plans should be subject to challenging performance criteria reflecting Carnival Corporation & plc's objectives. In accordance with U.S. practice and consistent with historical practice in relation to the equity based plans, the Compensation Committees have discretion to determine whether the grant or vesting of share options, restricted share awards and restricted share unit awards under the plans will be subject to performance targets. In determining whether performance targets shall apply, the Compensation Committees have regard to the local practice in the country in which the participant is based.

The Chairman/CEO and the Vice Chairman/COO of Carnival Corporation & plc and the CEO of Carnival Cruise Lines receive the annual grants of shares options and restricted shares specified in their individual Executive Long-Term Compensation Agreements. These grants are subject to determination of satisfactory performance by the Compensation Committees taking into consideration the long-term contributions of these individuals. Mr. Ratcliffe's employment agreement sets forth the number of share options issuable to him by Carnival Corporation & plc on an annual basis. The annual grants of share options and restricted share unit awards to Mr. Foschi, as well as the annual grants of restricted share unit awards to Mr. Ratcliffe, are approved at the discretion of the Compensation Committees. During 2006, the Compensation Committees received written performance assessments for the NEOs in approving their grants. For grants to the Chairman/CEO, the Committee also considered the results of his annual performance appraisal conducted by the full boards of directors.

Recommended equity-based awards for other executives and participating employees at Holland America Line, Princess Cruises, Costa, Cunard Line, Carnival UK and P&O Cruises (Australia) are submitted for approval of the Compensation Committees in February of each year. Recommended equity-based awards for other executives and participating employees at Carnival Corporation, Carnival Cruise Lines and Seabourn Cruise Line are submitted for approval of the Compensation Committees in October of each year. The dates of the Compensation Committees' meetings for approval of equity-based awards are generally scheduled at least one year in advance.

The aggregate annual fair value of equity-based awards made by Carnival Corporation & plc (including awards made to other employees in addition to the officers and directors) is below the median of the peer group and is below the peer group 25th percentile when considered as a percentage of total equity market value, revenues or operating income. For the NEOs, overall grant values are estimated to approximate the market median although the market positioning of awards to each officer varies with some being below and others being above the median. This is consistent with Carnival Corporation & plc's philosophy that market references are just one of many factors considered in making individual compensation determinations.

In 2006, senior management at each operating unit was asked for a preference as to the form of equity-based awards for their participants (i.e. share options, restricted share awards or restricted share unit awards) based on their respective business and human capital strategies, as well as other company-specific considerations. In addition, the preferences reflect relevant tax, accounting and regulatory considerations specific to each operating unit. Based on these preferences, in February 2006 the Compensation Committees approved recommended awards of restricted share units to plan participants at Princess Cruises, Cunard Line, Carnival UK, Carnival Australia and Holland America Line and grants of share options to plan participants at Costa. In 2006, employees of Carnival Corporation, Carnival Cruise Lines, Seabourn Cruise Line and certain UK-based employees continued to receive their equity-based awards in the form of share options.

Beginning with awards made in October 2005, Carnival Corporation & plc reduced the term of share options granted to employees from ten years to seven years. This decision in part reflected the anticipated change in accounting standards applicable to share options. The Compensation Committees believe that the term reduction resulted in a relatively lower expense relating to share options without a corresponding diminishment in perceived value to option share recipients.

In accordance with the terms of Carnival Corporation 2002 Stock Plan and the Carnival plc 2005 Employee Share Plan, the exercise price of options over Carnival Corporation common stock granted during 2006 is equal to the average of the highest and lowest sale prices reported as having occurred on New York Stock Exchange on the date of the grant and the exercise price of options over Carnival plc ordinary shares is equal to the closing middle market quotation as derived from the Daily Official List of the London Stock Exchange on the date of the grant.

    B.   DESCRIPTION OF LONG-TERM INCENTIVE PLANS

The long-term incentive plans under which annual awards are made by Carnival Corporation & plc are as follows:

    1.   Deferred Bonus Plan;
    2.   Carnival Corporation 2002 Stock Plan; and
    3.   Carnival plc 2005 Employee Share Plan.

    1.   DEFERRED BONUS PLAN

Mr. Ratcliffe, the only participating NEO, and other senior executives of Princess Cruises and P&O Cruises, participate in the Deferred Bonus Plan. Under the Deferred Bonus Plan, a percentage of each participant's annual bonus is mandatorily delivered in the form of Carnival plc share awards that are retained in a trust for a three-year period. During this period, participants in the plan have no right to vote the shares. The level of mandatory deferral for Mr. Ratcliffe in 2006 was 50% of his annual bonus. In addition, participants may be granted a matching award in respect of Carnival plc shares. However, since April 17, 2003, Mr. Ratcliffe has not received any matching awards and no longer holds any matching awards.

    2.   CARNIVAL CORPORATION 2002 STOCK PLAN (THE "2002 STOCK PLAN")

Under the 2002 Stock Plan, the Carnival Corporation Compensation Committee may issue share options, restricted shares and restricted share units to selected employees, directors, consultants and advisors who are important to the success of Carnival Corporation & plc. Generally, awards under the 2002 Stock Plan are made to participants employed by Carnival Corporation, Carnival Cruise Lines, Princess Cruises, Holland America Line and Seabourn Cruise Line. The Carnival Corporation Compensation Committee has the discretion to determine the persons to whom awards are granted, the type of award, the number of shares to be covered by each award and, with respect to options, the exercise price.

    SHARE OPTIONS

    Share options are generally granted at an exercise price at market value and vest according to a schedule set by the Compensation Committees with an expiration date not more than ten years after the date of the grant. Share options awarded to the NEOs during 2006 vest in equal installments over a five-year period beginning one year from the date of grant and expire seven years after the grant date.

    RESTRICTED SHARES AND RESTRICTED SHARE UNITS

    The grant or the vesting of an award of restricted shares and restricted share units may be made conditional upon service to a member of Carnival Corporation & plc or any of its affiliates or the attainment of performance goals or other factors. Generally, restricted shares and restricted share units awarded to the NEOs outstanding at November 30, 2006 vest five years from the date of grant. Holders of restricted share awards have all of the rights of a shareholder of Carnival Corporation, including the right to vote, but holders of restricted share units awards do not have such rights. The Compensation Committees have discretion to determine whether dividends with respect to restricted shares will be paid to the participant or withheld by Carnival Corporation and credited upon release, and interest may be credited on such dividends at a rate determined by the Compensation Committees. If the restricted shares are forfeited, the participant also forfeits his or her right to any dividends attributable. The Compensation Committees have discretion to determine whether dividend equivalents with respect to restricted share units (being equal to cash and share dividends on the shares represented by the restricted share units) will be paid to the participant or withheld by Carnival Corporation, whether interest may be credited on such dividend equivalents at a rate determined by the Compensation Committees, as well as whether the award will be settled in cash or by shares. If the restricted share units are forfeited, the participant also forfeits his or her right to any dividend equivalents attributable.

    For compensation policy purposes, because restricted share awards and restricted share units may only be forfeited in limited circumstances, they are regarded as remuneration for the year of award.

    3.   CARNIVAL PLC 2005 EMPLOYEE SHARE PLAN (THE "PLC SHARE PLAN")

The PLC Share Plan is designed for maximum flexibility as to the types of options and other share awards that may be granted to employees and executives. The PLC Share Plan allows the Compensation Committees to tailor equity-based compensation policies for the various operating companies under Carnival plc that are competitive in their respective employment markets, as well as strengthen Carnival plc's ability to recruit and retain talented employees and more closely align their interests with those of shareholders. The Compensation Committees are aware that the terms of the PLC Share Plan are not wholly
consistent   with  UK   practices,   but  consider  it  highly   relevant  that
approximately 94% of the annual awards made to executives of Carnival Corporation & plc under the share based plans of Carnival Corporation & plc are made to executives located outside of the UK.

Employees of Costa, P&O Cruises, P&O Cruises (Australia), AIDA Cruises and other Carnival UK employees participate in the PLC Share Plan at the discretion of the Compensation Committees, however awards are granted primarily to management (including the NEOs).

The Compensation Committees may award share options, restricted share awards or restricted share unit awards separately, or in any combination that the Compensation Committees decides. The value of an award to be granted to any individual will be determined taking into account an individual's present and potential contribution to the success of Carnival Corporation & plc and the market practice for companies with global operations in the country where the participants are based. While the PLC Share Plan does not place an individual limit on the value of equity-based awards that may be granted to the participants in any year, the Compensation Committees are guided by the compensation policy described above.

    SHARE OPTIONS

    The terms and conditions under which options are granted generally mirror those of the Carnival Corporation 2002 Stock Plan described above with the exception that options may also be awarded over American Depositary Shares ("ADSs"), each representing one ordinary share of Carnival plc, where appropriate for U.S.-based executives.

    RESTRICTED SHARES AND RESTRICTED SHARE UNITS

    The terms and conditions under which restricted shares and restricted share units are awarded, mirror those of the 2002 Stock Plan described above.

    C.   EQUITY-BASED AWARDS FOR FISCAL 2006

In July 2006, after consultation with the Chairman/CEO and the Vice Chairman/COO as to the satisfactory performance of Mr. Dickinson in fiscal 2006, the Compensation Committees approved grants of 80,000 share options and 40,000 restricted shares under the 2002 Stock Plan to Mr. Dickinson on August 1, 2006 pursuant to his Executive Long-Term Compensation Agreement.

In October 2006, the Compensation Committees approved grants of 120,000 share options to Mr. Arison and 100,000 share options to Mr. Frank under the 2002 Stock Plan pursuant to their respective Executive Long-Term Compensation Agreements. The Compensation Committees consulted with the Chairman/CEO with respect to the grant to Mr. Frank.

In January 2007, the Compensation Committees approved grants of 60,000 restricted shares to Mr. Arison and grants of 50,000 restricted shares to Mr. Frank under the 2002 Stock Plan pursuant to their respective Executive Long-Term Compensation Agreements in recognition of their performance during 2006.

Mr. Ratcliffe's employment agreement provides for an annual grant of 50,000 share options to him, contingent upon satisfactory performance. In February 2007, the Compensation Committees will consider the performance of the operating units directed by Mr. Ratcliffe in fiscal 2006 and it is anticipated that they will approve the annual grant of share options to Mr. Ratcliffe.

In February 2007, the Compensation Committees will consider the performance of the operating units directed by Mr. Foschi and it is anticipated that they will consider making equity-based awards to Mr. Foschi.

PERQUISITES

Members of senior management of Carnival Corporation & plc, including the NEOs, are provided various perquisites believed to be representative of common practices for executives in their respective countries. Some perquisites and fringe benefits are provided pursuant to terms in individual employment agreements. The Compensation Committees have reviewed perquisite expenditures by the NEOs and believe the perquisites continue to be an important element of the overall compensation package used to retain such officers.

In February 2006, the Compensation Committees approved a policy to establish procedures and controls as to the authorized use of aircraft owned or chartered by Carnival Corporation & plc (the "Aircraft"). According to the policy, the Aircraft can only be used for business purposes, except that our Chairman/CEO and Vice Chairman/COO (with the authorization of the Chairman/CEO) are authorized to use the Aircraft for personal travel. Spouses may accompany these executives when traveling. Because there is no incremental cost for this benefit, no amount is allocated for a spouse's travel in the Summary Compensation Table. Personal use of the Aircraft is required to be reported in our proxy statement and will be taxable, as appropriate.

POST-EMPLOYMENT COMPENSATION OBLIGATIONS
EMPLOYMENT AGREEMENTS OR SERVICE CONTRACTS

It is the policy of the Compensation Committees for executive officers to have notice periods, if any, of not more than 12 months in duration. Following U.S. accepted practice on remuneration as stated above, the policy of the Compensation Committees has been not to enter into service contracts with U.S. executives, but to enter into individual compensation arrangements. The Compensation Committees will continue to have regard to the individual circumstances of each case taking account of best practice in the UK and the U.S. and the expected cost to Carnival Corporation & plc of any termination of an executive's employment arrangements. Details of individual termination arrangements for the NEOs are set out below:

-----------------------------------------------------------------------------------------------------------------------------------
                                                    UNEXPIRED TERM
                          EFFECTIVE DATE OF        OF CONTRACT FROM
                          SERVICE CONTRACT         NOVEMBER 30, 2006          NOTICE PERIOD      COMPENSATION FOR LOSS OF OFFICE
-----------------------------------------------------------------------------------------------------------------------------------
Micky Arison                   None(1)                    None                     None                        None
Howard S. Frank                None(1)                    None                     None                        None
Robert H. Dickinson            None(1)                    None                     None                        None
Pier Luigi Foschi           Dec. 1, 2004                12 months                12 months        1x annual base salary and bonus
Peter G. Ratcliffe        April 17, 2003(2)       Term continues until           12 months        1x annual base salary and bonus
                                                 termination of contract
-----------------------------------------------------------------------------------------------------------------------------------

-------------
(1) Messrs. Arison, Frank and Dickinson only have Executive Long-Term Compensation Agreements. Nothing in those agreements confers a right to be employed by Carnival Corporation and no notice period to terminate the agreements applies.
(2)  Amended on July 19, 2004.

In accordance with U.S. practice, Mr. Arison, Mr. Frank and Mr. Dickinson have no employment or service contract and no entitlement to severance except for retention of unvested options and restricted share awards. Only Mr. Foschi and Mr. Ratcliffe have employment agreements or service contracts. In line with U.S. practice, the annual bonus forms part of the severance for Mr. Ratcliffe and Mr. Foschi.

Vesting of share options, restricted share awards and restricted share unit awards on termination of a NEOs contract is dependent upon the reasons the contract is terminated. Under the PLC Share Plan and 2002 Stock Plan, all share options and share awards, not vested at the time of termination, will lapse with the exception of retirement. In the case of retirement, depending on the director's years of service and age, the options will vest according to the vesting schedule. In the case of the Deferred Bonus Plan, share awards are generally subject to the provisions of the plan until the end of the retention period. However, upon resignation, all share awards will lapse. Share awards granted within 12 months immediately prior to termination are exercisable within three months from termination. The aforementioned applies unless the Compensation Committees determine otherwise.

If Mr. Ratcliffe's employment agreement is terminated by Carnival plc without "cause" or is terminated by Mr. Ratcliffe with "good reason" (as such terms are defined in the employment agreement), Mr. Ratcliffe is entitled to compensation of base salary, a bonus equal to the bonus paid the year prior to termination and certain other benefits unless Mr. Ratcliffe becomes eligible for similar benefits from another employer prior to expiration of 12 months from the date of termination. If Mr. Ratcliffe's employment is terminated for cause, Mr. Ratcliffe terminates the employment agreement without good reason or Mr.
Ratcliffe materially breaches the non-disclosure or intellectual property provisions of the employment agreement, no additional compensation is due. In the event of termination for reasons other than for cause, Mr. Ratcliffe retains his share awards and matching awards for the full retention period, subject to certain exceptions.

If Mr. Foschi's agreement is terminated by Costa for reasons other than Mr. Foschi's breach of his obligations under the agreement or because Mr. Foschi is revoked as a director of Costa for cause, or if Mr. Foschi resigns with cause under Italian law or as a result of a change of control of Costa, Mr. Foschi is entitled to a termination payment equal to his annual base salary, the annual non-competition compensation specified in his agreement and a bonus equal to the bonus paid the year prior to termination (unless in the case of a change of control an alternative contractual arrangement is entered into with the new controlling group).

PENSIONS

Carnival Corporation & plc operates various group pension schemes for its executives in which the NEOs also participate. Under the Carnival plc pension schemes, retirement benefits are based solely on base salary and no other emoluments are pensionable in line with UK best practice. Under the Carnival Corporation schemes, cash bonuses form part of pensionable earnings in addition to base salary.

Mr. Arison, Mr. Dickinson and Mr. Frank participate in the Carnival Corporation Nonqualified Retirement Plan for Highly Compensated Employees as disclosed under the section entitled "Defined Benefit and Other Plans" in the proxy statement. Messrs. Dickinson and Frank also participate in the Carnival Corporation Supplemental Executive Retirement Plan as also described under that section. Each of the Carnival Corporation Nonqualified Retirement Plan for Highly Compensated Employees and the Carnival Corporation Supplemental Executive Retirement Plan provides a reduced early retirement benefit at age 55 after completion of 15 years of service. Carnival Corporation has also established the Carnival Corporation Fun Ship Nonqualified Savings Plan, which is a nonqualified defined contribution plan. Mr. Dickinson and Mr. Frank pay certain deferred bonus amounts into the Carnival Corporation Fun Ship Nonqualified Savings Plan. No company contributions are made on their behalf into this plan.

Mr. Ratcliffe is entitled to receive retirement benefits from the P&O Princess Cruises Pension Scheme, a UK Inland Revenue registered defined benefit scheme, future accrual of which ceased effective April 5, 2006. He also receives retirement benefits under the Princess Cruises Chief Executive Officer Supplemental Executive Retirement Plan, a U.S. unfunded plan, under which Mr. Ratcliffe receives the same retirement benefits he would have received under the P&O Princess Cruises Pension Scheme had his benefits continued to accrue. Any payments under this plan are reduced by payments received under the P&O Princess Cruises Pension Scheme. These benefits include a pre-retirement death benefit. Upon reaching the age of 60, Mr. Ratcliffe is eligible to receive unreduced benefits commencing at retirement. The benefit will be actuarially reduced if retirement occurs prior to age 60. Mr. Ratcliffe is also a member of the Princess Cruises Retirement Savings Plan in the U.S., which is a defined-contribution 401(k) plan.

During 2006, new legislation relating to UK pension schemes resulted in the Compensation Committees approving changes to the retirement benefit arrangements for Mr. Ratcliffe. The recommended changes were developed by the management of Carnival Corporation & plc and Princess Cruises in consultation with their pension and tax advisors and resulted in no material change to the retirement benefit provisions for Mr. Ratcliffe.

Mr. Foschi has no company pension arrangements with Carnival Corporation & plc.

IMPACT OF REGULATORY REQUIREMENTS ON COMPENSATION

In making determinations regarding executive compensation, the Compensation Committees consider relevant issues relating to accounting treatment, tax treatment (both company and individual) and regulatory requirements. The global nature of Carnival Corporation & plc's operations necessarily means that monitoring these technical issues and considering their potential impact on appropriate design and operation of executive remuneration programs is increasingly a complex exercise. Technical issues are evaluated along with Carnival Corporation & plc's philosophy and objectives for executive compensation and its corporate governance principles.

CONCLUSION

The Compensation Committees believe that the compensation levels for 2006 for the NEOs are reasonable and appropriate given Carnival Corporation & plc's philosophy and objectives. The compensation opportunities and program design have resulted in successful attraction and retention of executives who have delivered outstanding financial performance results and shareholder returns over a sustained period. The variable compensation elements also incorporate into the overall remuneration program performance results over both the short-term and long-term.

   THE COMPENSATION COMMITTEE              THE COMPENSATION COMMITTEE
    OF CARNIVAL CORPORATION                     OF CARNIVAL PLC
------------------------------------------------------------------------------
Arnold W. Donald, Chairman               Arnold W. Donald, Chairman
Richard J. Glasier                       Richard J. Glasier
Baroness Hogg                            Baroness Hogg

                            STOCK PERFORMANCE GRAPHS

CARNIVAL CORPORATION

The following graph compares the Price Performance of $100 if invested in Carnival Corporation common stock with the Price Performance of $100 if invested in each of the S&P 500 Index, the Dow Jones U.S. Travel and Leisure Index (the "Dow Jones Index") and the FTSE 100 Index. The Price Performance, as used in the Performance Graph, is calculated by assuming $100 is invested at the beginning of the period in Carnival Corporation common stock at a price equal to the market value. At the end of each fiscal year the total value of the investment is computed by taking the number of shares owned, assuming Carnival Corporation dividends are reinvested on an annual basis, multiplied by the market price of the shares at the end of each fiscal year.



                             [LINE CHART OMITTED]



                                      2001   2002   2003   2004   2005   2006
                                      ----   ----   ----   ----   ----   ----
Carnival Corporation Common Stock     $100   $109   $139   $212   $222   $204
Dow Jones Index                       $100   $ 90   $122   $145   $156   $176
S&P 500 Index                         $100   $ 83   $ 96   $108   $118   $134
FTSE 100 Index                        $100   $ 80   $ 83   $ 90   $104   $116

CARNIVAL PLC

The following graph compares the Price Performance of $100 invested in Carnival plc ADSs, each representing one ordinary share of Carnival plc (prior to April 17, 2003 each ADS represented four ordinary shares of Carnival plc), with the Price Performance of $100 invested in each of the S&P 500 Index, the Dow Jones Index and the FTSE 100 Index. The Price Performance, as used in the Performance Graph, is calculated by assuming $100 was invested at the beginning of the period in Carnival plc ADSs. The total value of the investment at the end of each subsequent fiscal year is computed by taking the number of ADSs owned, assuming Carnival plc dividends are reinvested on an annual basis, multiplied by the market price of ADSs at the end of each fiscal year.


                             [LINE CHART OMITTED]




                                 2001    2002    2003    2004    2005    2006
                                 ----    ----    ----    ----    ----    ----
Carnival plc ADSs                $100    $139    $193    $312    $316    $284
Dow Jones Index                  $100    $ 90    $122    $145    $156    $176
S&P 500 Index                    $100    $ 83    $ 96    $108    $118    $134
FTSE 100 Index                   $100    $ 80    $ 83    $ 90    $104    $116

            INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

AUDIT AND NON-AUDIT FEES

PricewaterhouseCoopers LLP were the auditors of Carnival Corporation & plc during 2006 and 2005. Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended November 30, 2006 and 2005 are set forth below:

                              CARNIVAL                       CARNIVAL
                         CORPORATION & PLC 2006       CORPORATION & PLC 2005
                            (IN MILLIONS)                  (IN MILLIONS)
                         ----------------------       ----------------------
Audit Fees                      $4.9                          $3.7
Audit-Related Fees               0.0(1)                        0.0(1)
Tax Fees                         0.0                           0.2
All Other Fees                   0.0(1)                        0.1
Total                           $4.9                          $4.0

-----------
(1) Less than $50,000.

AUDIT FEES for 2006 and 2005 were for professional services rendered for the audits of the Carnival Corporation & plc joint Annual Report on Form 10-K, including our consolidated financial statements, quarterly reviews of our joint Quarterly Reports on Form 10-Q, the audits of the Carnival plc IFRS annual consolidated financial statements, consents, opinions on management's assessment of our effectiveness of internal control over financial reporting in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, comfort letters, registration statements, statutory audits of various international subsidiaries and other agreed upon procedures.

AUDIT-RELATED FEES for 2006 and 2005 were mostly for employee benefit plan audits.

TAX FEES for 2005 were for services related to tax compliance and tax planning.

ALL OTHER FEES for 2006 were primarily for Immigration and Naturalization Service certifications and license fees for internal audit software. Fees for 2005 were primarily for actuarial services and employee benefit plan consulting and Immigration and Naturalization Service certifications.

All of the services described above were approved by the Audit Committees, and in doing so, the Audit Committees did not rely on the DE MINIMIS exception set forth in Rule 2-01(c)(7)(i)(C) under Regulation S-X.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

In December 2003, the Audit Committees adopted Key Policies and Procedures which address, among other matters, pre-approval of audit and permissible non-audit services provided by the independent registered certified public accounting firm. The Key Policies and Procedures require that all services to be provided by the independent registered certified public accounting firm must be approved by the Audit Committees prior to the performance of such services. The Audit Committees consider whether the services requested are consistent with the rules of the U.S. Securities and Exchange Commission on auditor independence.

                         REPORT OF THE AUDIT COMMITTEES

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Audit Committee. In accordance with their charter, each Audit Committee assists the relevant board of directors in carrying out its oversight of:

o    the integrity of the relevant financial statements;

o    the company's compliance with legal and regulatory requirements;

o    the auditors' qualifications and independence; and

o the performance of the company's internal audit functions and independent auditors.

Both Audit Committees are subject to the audit committee independence requirements under the corporate governance standards of the NYSE and relevant U.S. Securities and Exchange Commission rules, and the Audit Committee of Carnival plc is also subject to the requirements of the UK Combined Code. The two Audit Committees have identical members and each currently consists of four independent (as defined by the listing standards of the NYSE currently in effect and the UK Combined Code), non-employee directors. Each board of directors has determined that Richard J. Glasier is both "independent" and an "audit committee financial expert," as defined by SEC rules. In addition, the board of Carnival plc has determined that Richard J. Glasier has "recent and relevant financial experience" for purposes of the UK Combined Code.

Management has primary responsibility for Carnival Corporation & plc's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements. Carnival Corporation & plc's independent auditors are responsible for performing an independent audit of those financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committees are responsible for monitoring and overseeing the financial reporting process and the preparation of consolidated financial statements and for supervising the relationship between Carnival Corporation & plc and its independent auditors, as well as reviewing the group's systems of internal controls and compliance with the group Code of Business Conduct and Ethics. The Audit Committees have met and held discussions with management of Carnival Corporation & plc and the independent auditors. In this context, management represented to the Audit Committees that Carnival Corporation & plc's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committees (i) reviewed and discussed Carnival Corporation & plc's audited consolidated financial statements for the year ended November 30, 2006 with Carnival Corporation & plc's management and with Carnival Corporation & plc's independent auditors; (ii) discussed with Carnival Corporation & plc's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received the written disclosures and the letter from Carnival Corporation & plc's independent accountants required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and discussed with Carnival Corporation & plc's independent auditors the independent auditors' independence. The Audit Committees also considered whether the provision to the relevant entity by the independent auditors of non-audit services was compatible with maintaining the independence of the independent auditors. Based on the reviews and discussions described above, the Audit Committees recommended to the boards of directors that the audited consolidated financial statements of Carnival Corporation & plc be included in Carnival Corporation & plc's Annual Report on Form 10-K for the year ended November 30, 2006 for filing with the U.S. Securities and Exchange Commission.

      ----------------------------            ----------------------------
           THE AUDIT COMMITTEE                    THE AUDIT COMMITTEE
         OF CARNIVAL CORPORATION                    OF CARNIVAL PLC
      ----------------------------            ----------------------------
      Richard J. Glasier, Chairman            Richard J. Glasier, Chairman
      Richard G. Capen, Jr.                   Richard G. Capen, Jr.
      Modesto A. Maidique                     Modesto A. Maidique
      Stuart Subotnick                        Stuart Subotnick
      Laura Weil                              Laura Weil

                    TRANSACTIONS OF MANAGEMENT AND DIRECTORS

TRANSACTIONS WITH MICKY ARISON. Micky Arison, our Chairman and Chief Executive Officer is also the Chairman, President and the indirect sole shareholder of FBA II, Inc., the sole general partner of Miami Heat Limited Partnership ("MHLP"), the owner of the Miami Heat, a professional basketball team. He is also the indirect sole shareholder of Basketball Properties, Inc., the sole general partner of Basketball Properties, Ltd. ("BPL"), the manager and operator of AmericanAirlines Arena. Pursuant to a five-year advertising and promotion agreement between Carnival Cruise Lines, MHLP and BPL effective July 2004, Carnival Cruise Lines paid an aggregate of $248,700 in fiscal 2006 for the advertising and promotion of Carnival Cruise Lines during Miami Heat games and other events held at the AmericanAirlines Arena, located in Miami, Florida.

In addition, in October 2004 Carnival Corporation entered into a seven-year agreement with BPL for the use of six courtside lounge seats at the Miami Heat games played at the AmericanAirlines Arena and other public events at the arena. Under the agreement, Carnival Corporation agreed to pay $180,000 per year for the first five years, plus taxes, subject to a 5% increase in years six and seven.

TRANSACTIONS WITH THE TED ARISON FAMILY FOUNDATION USA, INC. Shari Arison (Micky Arison's sister) is the Chairman of the Board of Trustees and President of the Ted Arison Family Foundation USA, Inc. (the "Foundation"), a charitable foundation established by Carnival Corporation's founder, Ted Arison. Carnival Corporation leases approximately 100 square feet of office space to the Foundation and employs one of its employees. During fiscal 2006, Carnival Corporation received approximately $132,000 from the Foundation for both lease payments and for all costs incurred by Carnival Corporation related to this employee. It is expected that Carnival Corporation will continue these arrangements with the Foundation in the future.

REGISTRATION RIGHTS. Pursuant to a letter agreement (the "Trust Registration Rights Agreement") dated July 11, 1989, Carnival Corporation granted to the Ted Arison Irrevocable Trust (the "Irrevocable Trust") and the Arison Children's Irrevocable Trust (the "Children's Trust," and together with the Irrevocable Trust, the "Trusts") certain registration rights with respect to certain shares of Carnival Corporation common stock held for investment by the Trusts (the "Shares"). The beneficiaries of the Trusts included the children of Ted Arison, including Micky Arison, our Chairman of the boards and Chief Executive Officer, and Shari Arison, a major shareholder. Effective December 26, 1991, the Children's Trust was divided into three separate continued trusts, including continued trusts for Micky Arison, Shari Arison and Michael Arison.

Under the Trust Registration Rights Agreement, Carnival Corporation has granted the Trusts demand and piggyback registration rights. Carnival Corporation is not required to effect any demand registration unless all of the Shares owned by either of the Trusts are included in the demand. Carnival Corporation has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Trusts, selling costs, underwriting discounts and applicable filing fees.

Under a registration rights agreement dated June 14, 1991, as amended by an amendment dated July 31, 1991 and a succession agreement dated May 28, 2002 (together, the "Arison Registration Rights Agreement"), Carnival Corporation granted certain registration rights to Ted Arison with respect to certain shares of common stock beneficially owned by him (the "Arison Shares") in consideration for $10,000. The registration rights were held by the Estate of Ted Arison. The Estate of Ted Arison subsequently transferred the Arison Shares to the Nickel 1997 Irrevocable Trust (formerly known as The 1997 Irrevocable Trust of Micky Arison), the Artsfare 1992 Irrevocable Trust (formerly known as the Ted Arison 1992 Irrevocable Trust for Lin No. 2) and the Eternity Four Trust (formerly known as the Ted Arison 1994 Irrevocable Trust for Shari No. 1) (collectively, the "Family Trusts"). The Arison Registration Rights Agreement provides the Family Trusts and certain transferees with demand and piggyback registration rights. Carnival Corporation has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Family Trusts, selling costs, underwriting discounts and applicable filing fees.

At the request of the Family Trusts and certain of their transferees, we filed a shelf registration statement in March 2006. These shareholders requested the registration statement for financial, estate and tax planning purposes. In accordance with the Arison Registration Rights Agreement, we were required to bear certain expenses totaling approximately $110,000 in connection with the filing of the registration statement.

AGREEMENTS WITH KIRK LANTERMAN. In 1999 and years prior thereto, Mr. Lanterman deferred receipt of a portion of his annual bonus. In exchange, Carnival Corporation and Mr. Lanterman entered into a Retirement and Consulting Agreement, which provides that Carnival Corporation will pay him the deferred bonus amounts plus interest in monthly installments over the 15 years following his retirement. During fiscal 2006, Carnival Corporation paid Mr. Lanterman approximately $2 million under the terms of his Retirement and Consulting Agreement.

In November 2004, HAL entered into Consulting Agreement (the "Consulting Agreement") with Mr. Lanterman. The Consulting Agreement expired in accordance with its terms on November 30, 2006. During the term of the Consulting Agreement, Mr. Lanterman provided such consulting services and other assistance as required by HAL's President on strategic, financial and historical analyses and other various services as specified by HAL's President, up to a maximum of 1,000 hours annually. The Consulting Agreement contains confidentiality and indemnification provisions. HAL has indemnified Mr. Lanterman from any losses arising from his provision of the consulting services subject to the Consulting Agreement, subject to customary exceptions. During fiscal 2006, Mr. Lanterman received compensation of approximately $788,000 under the terms of the Consulting Agreement. He did not participate in any incentive compensation plans offered by HAL or any affiliate of HAL, but was eligible for medical and dental insurance and certain other benefits.

BROTHER OF ROBERT H. DICKINSON. Carnival Cruise Lines entered into an agreement with Waste Management National Services, Inc. ("WMNS") for the analytical, management, collection, transportation, disposal and recycling services for certain wastes generated or accumulated by its vessels in U.S. and foreign ports. We have been advised that John Dickinson, the brother of Robert H. Dickinson (President and Chief Executive Officer of Carnival Cruise Lines and a member of our boards of directors), served as a consultant to WMNS in connection with the negotiation of this agreement and receives fees based on Carnival Cruise Lines' usage of WMNS under the agreement. During fiscal 2006, Carnival Cruise Lines paid approximately $3.3 million to WMNS for their services. John Dickinson advised us that he received approximately $37,000 during fiscal 2006 from WMNS.

SON OF PIER LUIGI FOSCHI. The son of Pier Luigi Foschi, one of our executive officers and a director, is a minority partner in Studio Biscozzi-Nobili, an Italian tax consulting firm, which is retained from time to time to provide tax advice to Costa, one of Carnival plc's subsidiaries. During fiscal 2006, Costa paid approximately $120,000 to Studio Biscozzi-Nobili for providing such services to Costa.

TRANSACTIONS WITH AFFILIATED ENTITIES. Carnival Corporation & plc has adopted a policy of dealing with affiliated entities on an arm's-length basis and Carnival Corporation & plc may not engage in business transactions with any affiliate on terms and conditions less favorable to Carnival Corporation & plc than terms and conditions available at the time for comparable transactions with unaffiliated persons. All contracts between us and an entity in which a director or senior employee of Carnival Corporation & plc has an interest must be approved by disinterested members of the boards of directors.